EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

ELAN PHARMACEUTICALS, INC.,

ELAN DIAGNOSTICS, INC.

AND

NOVITRON INTERNATIONAL, INC.

December 9, 2002

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

Section 1.1. Accounts.

Section 1.2. Accounts Receivable.

Section 1.3. Affiliate.

Section 1.4. Agreement.

Section 1.5. Assignment and Assumption Agreement.

Section 1.6. Assumed Contracts.

Section 1.7. Assumed Liabilities.

Section 1.8. Bill of Sale.

Section 1.9. Books and Records.

Section 1.10. Business.

Section 1.11. Buyer’s Accountant.

Section 1.12. Buyer’s Closing Certificate.

Section 1.13. Closing.

Section 1.14. Closing Date.

Section 1.15. Code.

Section 1.16. Contracts.

Section 1.17. Effective Time.

Section 1.18. Employee Benefit Plan.

Section 1.19. ERISA.

Section 1.20. ERISA Affiliate.

Section 1.21. Excluded Assets.

Section 1.22. Final Balance Sheet.

Section 1.23. Final Net Asset Value.

Section 1.24. Fixed Assets.

Section 1.25. Governmental Authority.

Section 1.26. Governmental Authorization.

Section 1.27. Intellectual Property.

Section 1.28. Interim Financial Statements.

Section 1.29. Interim Net Asset Value.

Section 1.30. Inventory.

Section 1.31. IRS.

Section 1.32. Knowledge of Seller.

Section 1.33. Law.

Section 1.34. Liens.

Section 1.35. Material Adverse Effect.

Section 1.36. Parent’s Closing Certificate.

Section 1.37. Permitted Liens.

Section 1.38. Person.

Section 1.39. Purchase Price.

Section 1.40. Purchased Assets.

Section 1.41. Purchased Books and Records.

Section 1.42. Real Property.

Section 1.43. Required Consents.

Section 1.44. Retained Liabilities.

Section 1.45. Seller’s Closing Certificate.

Section 1.46. Tax or Taxes.

Section 1.47. Tax Return.

ARTICLE II PURCHASE AND SALE

Section 2.1. Purchase and Sale; Assignment and Assumption.

Section 2.2. Payment of the Purchase Price.

Section 2.3. Final Balance Sheet; Adjustment of Purchase Price.

Section 2.4. Non-Assigned Contracts; Returned Contracts.

Section 2.5. Retained Liabilities.

Section 2.6. Investigation.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1. Organization of Seller.

Section 3.2. Authorization; Enforceability.

Section 3.3. No Violation or Conflict.

Section 3.4. Title to and Sufficiency of Purchased Assets.

Section 3.5. Litigation.

Section 3.6. Condition of Fixed Assets.

Section 3.7. Contracts.

Section 3.8. Accounts.

Section 3.9. Inventory.

Section 3.10. Financial Statements.

Section 3.11. Absence of Undisclosed Liabilities.

Section 3.12. Real Property.

Section 3.13. Intellectual Property.

Section 3.14. Books and Records.

Section 3.15. Affiliated Transactions.

Section 3.16. Insurance.

Section 3.17. Tax Matters.

Section 3.18. Compliance with Law.

Section 3.19. Governmental Authorizations.

Section 3.20. Environmental Conditions.

Section 3.21. Labor Matters.

Section 3.22. No Adverse Change.

Section 3.23. Employee Benefit Plans.

Section 3.24. Warranties and Service Payment Obligations.

Section 3.25. Fees and Expenses of Brokers and Others.

Section 3.26. Customers and Suppliers.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1. Organization of Buyer.

Section 4.2. Authorization; Enforceability.

Section 4.3. No Violation or Conflict.

Section 4.4. Fees and Expenses of Brokers and Others.

Section 4.5. Litigation.

Section 4.6. Financing.

ARTICLE V CERTAIN COVENANTS AND OTHER MATTERS PENDING THE CLOSING

Section 5.1. Conduct of Seller Prior to Closing.

Section 5.2. Negative Covenants.

Section 5.3. Access.

Section 5.4. Cooperation; Commercially Reasonable Efforts.

Section 5.5. No Negotiation.

Section 5.6. Public Disclosure.

Section 5.7. Disclosure Schedules; Supplements.

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

Section 6.1. Compliance with Agreement.

Section 6.2. No Litigation; Governmental Authorizations.

Section 6.3. Representations and Warranties.

Section 6.4. Material Adverse Effect.

Section 6.5. Governmental Authorizations.

Section 6.6. Required Consents.

Section 6.7. KPMG Letter/Audited Financial Statements.

Section 6.8. Deliveries at Closing.

Section 6.9. GE Agreement.

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND SELLER

Section 7.1. Compliance with Agreement.

Section 7.2. No Litigation; Governmental Authorizations.

Section 7.3. Representations and Warranties.

Section 7.4. Payment of Purchase Price.

Section 7.5. Deliveries at Closing.

Section 7.6. GE Agreement

ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS

Section 8.1. Parent’s and Seller’s Indemnity.

Section 8.2. Buyer’s Indemnity.

Section 8.3. [Intentionally Omitted]

Section 8.4. Additional Instruments.

Section 8.5. Employment Matters.

Section 8.6. Allocation of Purchase Price.

Section 8.7. Access to Books and Records and Other Information.

Section 8.8. Audited Financial Statements; Cooperation.

Section 8.9. Use of Name "Elan".

Section 8.10. GE Agreement.

ARTICLE IX RESTRICTIVE COVENANTS

Section 9.1. Non-Solicitation of Employees.

Section 9.2. Acknowledgments.

Section 9.3. Confidentiality.

ARTICLE X TERMINATION

Section 10.1. Termination.

Section 10.2. Rights on Termination; Waiver.

ARTICLE XI MISCELLANEOUS

Section 11.1. Entire Agreement; Amendment.

Section 11.2. Expenses, Transfer Taxes and Fees.

Section 11.3. Consent to Arbitration.

Section 11.4. Governing Law.

Section 11.5. Successors; Assignment.

Section 11.6. Notices.

Section 11.7. Counterparts; Headings.

Section 11.8. Interpretation.

Section 11.9. Severability.

Section 11.10. No Reliance.

Section 11.11. Parties in Interest.

Section 11.12. Representations and Warranties of Parent.

SCHEDULES

Schedule 1.6 Assumed Contracts

Schedule 1.7 Assumed Liabilities

Schedule 1.21 Excluded Assets

Schedule 1.24 Fixed Assets

Schedule 1.27 Intellectual Property

Schedule 1.28 Interim Financial Statements

Schedule 1.37 Permitted Liens

Schedule 1.43 Required Consents

Schedule 2.3(a) Final Balance Sheet

Schedule 3.1 Foreign Qualifications

Schedule 3.2 Authorization; Enforceability

Schedule 3.3 No Violation or Conflict

Schedule 3.4 Title to and Sufficiency of Purchased Assets

Schedule 3.5 Litigation

Schedule 3.7 Contracts

Schedule 3.8 Accounts

Schedule 3.10 Financial Statements

Schedule 3.11 Undisclosed Liabilities

Schedule 3.12 Real Property

Schedule 3.13(a) Intellectual Property

Schedule 3.13(b) Pending Claims

Schedule 3.13(c) Patents and Trademarks

Schedule 3.14 Books and Records

Schedule 3.15 Affiliated Transactions

Schedule 3.16 Insurance

Schedule 3.17 Tax Matters

Schedule 3.18 Compliance with Law

Schedule 3.19 Governmental Authorizations

Schedule 3.20 Environmental Conditions

Schedule 3.21 Labor Matters

Schedule 3.22 Material Adverse Changes

Schedule 3.24 Warranties and Service Payment Obligations

Schedule 3.26 Customers and Suppliers

Schedule 5.2 Negative Covenants

Schedule 6.6 Required Consents

Schedule 8.5(b) Seller Employees

Schedule 8.5(c) Interview Procedures

Schedule 8.5(d) Buyer’s Benefit Plans

Schedule 11.12 Parent’s Balance Sheet

EXHIBITS

Exhibit A Assignment and Assumption Agreement

Exhibit B Bill of Sale

Exhibit C Buyer’s Closing Certificate

Exhibit D Parent’s Closing Certificate

Exhibit E Seller’s Closing Certificate

Exhibit F Form of Opinion of Counsel to Seller

Exhibit G Form of Opinion of Counsel to Buyer

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of December 9, 2002, by and among ELAN PHARMACEUTICALS, INC., a Delaware corporation ("Parent"), ELAN DIAGNOSTICS, INC., a Delaware corporation ("Seller"), and NOVITRON INTERNATIONAL, INC., a Delaware corporation ("Buyer"), recites and provides as follows:

RECITALS

WHEREAS, Seller owns the Purchased Assets and is a party to the Assumed Contracts (as such terms are hereinafter defined), which Purchased Assets and Assumed Contracts are employed by Seller in its business of selling clinical chemistry instruments and reagents to the physician office laboratory market in the United States and in certain other countries (the "Business");

WHEREAS, Seller desires to sell, or cause to be sold, the Purchased Assets and assign, or cause to be assigned, the Assumed Contracts and Assumed Liabilities (as such terms are hereinafter defined) to Buyer, and Buyer desires to purchase the Purchased Assets and assume the Assumed Contracts and Assumed Liabilities from Seller, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals and of the premises, mutual covenants, mutual representations, warranties, covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings specified:

Section 1.1. Accounts.

"Accounts" shall mean all Accounts Receivable, notes receivable and associated rights (including, without limitation, amounts due from vendors, all security deposits, letters of credit and security interests in collateral) arising from the sale of goods and services in the ordinary course of Business.

Section 1.2. Accounts Receivable.

"Accounts Receivable" shall mean all trade accounts receivable, net of any reserve for doubtful accounts, arising from the sale of goods and services in the ordinary course of Business, together with all security and associated rights thereto (including, without limitation, all security deposits, letters of credit, security interests in collateral and repayments of advances).

Section 1.3. Affiliate.

"Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided, however, that not withstanding the foregoing, with respect to Seller or Parent or any of their respective Affiliates, the term "Affiliate" shall not include any joint venture to which Seller or Parent is a party.

Section 1.4. Agreement.

"Agreement" shall mean this Asset Purchase Agreement, together with the Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

Section 1.5. Assignment and Assumption Agreement.

"Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated as of the Closing Date, by and among Buyer, Parent and Seller in the form of Exhibit A attached hereto.

Section 1.6. Assumed Contracts.

"Assumed Contracts" shall mean all Contracts (subject to the terms and provisions of Section 2.4), including, without limitation, the Contracts that are specifically listed on Schedule 1.6 attached hereto; provided, however, that prior to the Closing, Buyer shall notify Seller in writing whether it will assume that certain Authorized Service Representative Agreement, dated August 1, 2001, by and between GE Clinical Services, Inc., a Delaware corporation ("GE"), and Seller (the "GE Agreement"), in which case the GE Agreement shall be deemed to be an Assumed Contract.

Section 1.7. Assumed Liabilities.

"Assumed Liabilities" shall mean the following liabilities and obligations of Seller, whether such liabilities or obligations relate to payment, performance or otherwise, are known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed or otherwise, and whether or not such liabilities and obligations are required to be accrued on the financial statements of Seller: (i) all liabilities and obligations of the Business reflected or reserved against on the Final Balance Sheet (other than intercompany payables); (ii) all liabilities and obligations (including, without limitation, for Taxes) attributable to the Business and the Purchased Assets arising after the Effective Time (other than any such liability or obligation arising out of the operation of the Business prior to the Effective Time or an event or circumstance that occurred or existed prior to the Effective Time); and (iii) all other liabilities and obligations of Seller set forth on Schedule 1.7 attached hereto.

Section 1.8. Bill of Sale.

"Bill of Sale" shall mean the Bill of Sale executed by Parent and Seller in favor of Buyer in the form of Exhibit B attached hereto.

Section 1.9. Books and Records.

"Books and Records" shall mean all of the books, records, files, data and information of Seller relating to the Business (including, without limitation, customer lists, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources and all other general correspondence).

Section 1.10. Business.

"Business" shall have the meaning set forth in the Recitals to this Agreement.

Section 1.11. Buyer’s Accountant.

"Buyer’s Accountant" shall mean Deloitte & Touche.

Section 1.12. Buyer’s Closing Certificate.

"Buyer’s Closing Certificate" shall mean the certificate of Buyer in the form of Exhibit C attached hereto.

Section 1.13. Closing.

"Closing" shall mean the meeting of the parties to be held at 10:00 a.m., New York, New York time, on the Closing Date, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, or such other time and place as the parties may mutually agree in writing.

Section 1.14. Closing Date.

"Closing Date" shall mean the second business day following the satisfaction or waiver of all of the conditions set forth in Articles VI and VII (other than those conditions which by their nature are to be satisfied on the Closing Date), or such other date as the parties may mutually agree in writing.

Section 1.15. Code.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.16. Contracts.

"Contracts" shall mean those contracts, agreements, blanket and other purchase orders, leases of real and personal property (such as computers and copiers), sales orders, license agreements, relationships and commitments and invoices related thereto, to which Seller is a party or by which it is bound and which relate to the Business.

Section 1.17. Effective Time.

"Effective Time" shall mean 11:59 p.m., New York, New York time, on the date immediately prior to the Closing Date.

Section 1.18. Employee Benefit Plan.

"Employee Benefit Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA and any other plans that provide compensation or other benefits, whether or not subject to ERISA, to any present or former employee of Seller, or any dependent or beneficiary thereof.

Section 1.19. ERISA.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.20. ERISA Affiliate.

"ERISA Affiliate" shall mean each entity that is a member of a controlled group or affiliated service group of which Seller is a member or that is treated as a single employer with Seller under Section 414(b), 414(c), 414(m) or 414(o) of the Code or ERISA.

Section 1.21. Excluded Assets.

"Excluded Assets" shall mean: (i) all minute books, stock records and corporate seals, and all Tax Returns and workpapers, of Seller; (ii) all Books and Records other than the Purchased Books and Records; (iii) all intercompany receivables of Seller as of the Effective Time; (iv) all equity and debt securities (excluding Accounts) of, and all rights to acquire equity and debt securities (excluding Accounts) of, any Person; (v) all rights in and to the names "Elan", "Elan Diagnostics" and any variations thereof (except as set forth in Section 8.9); (vi) all refunds or claims for refunds due from federal, state, local and foreign taxing authorities with respect to Taxes paid or to be paid by or on behalf of Seller with respect to any period (or portion thereof) that ends on or before the Closing Date; (vii) all rights arising from prepaid expenses with respect to all assets of Seller not being purchased by Buyer under this Agreement, including, without limitation, the Excluded Assets; (viii) all insurance policies of Seller; (ix) all rights to indemnification, insurance proceeds and the like relating to any Retained Liabilities or any liabilities or obligations discharged by or on behalf of Seller prior to the Effective Time; (x) each Non-Assigned Contract, until the required consent to assignment of such Non-Assigned Contract is obtained pursuant to Section 2.4; (xi) all assets relating to any Employee Benefit Plans to which Seller is a party or under which any of its employees are covered, subject to the provisions of Section 8.5; (xii) Seller’s rights under this Agreement and all of the other documents and instruments required hereby; (xiii) all assets relating to the enteral infusion systems line of business (FDA Code LZH); and (xiv) those other assets of Seller relating to the Business specifically listed on Schedule 1.21 attached hereto.

Section 1.22. Final Balance Sheet.

"Final Balance Sheet" shall mean the unaudited balance sheet of the Business as of the Effective Time, to be prepared and delivered in accordance with Section 2.3.

Section 1.23. Final Net Asset Value.

"Final Net Asset Value" shall mean the net value of the total assets (excluding intercompany receivables) minus the total liabilities (excluding intercompany payables) of the Business as reflected on the Final Balance Sheet.

Section 1.24. Fixed Assets.

"Fixed Assets" shall mean all tangible personal and moveable property owned by Seller relating primarily to the Business, including, without limitation, all fixed assets, chattels, machinery, equipment, leasehold improvements, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, parts, tools and accessories of all kinds, including, without limitation, those Fixed Assets listed on Schedule 1.24 attached hereto.

Section 1.25. Governmental Authority.

"Governmental Authority" shall mean any federal, state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter and whether of the United States or another country.

Section 1.26. Governmental Authorization.

"Governmental Authorization" shall mean any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

Section 1.27. Intellectual Property.

"Intellectual Property" shall mean the following categories of intellectual property owned by or licensed to Seller relating exclusively to the Business: (a) all inventions, patents and patent applications; (b) all registered and unregistered trademarks, service marks, trade dress, logos and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals); (e) all computer software and source code (including hard copy and soft copy as well as all data and related documentation); (f) all financial models; and (g) all accounting systems. Intellectual Property shall include, without limitation, the Intellectual Property listed on Schedule 1.27 attached hereto.

Section 1.28. Interim Financial Statements.

"Interim Financial Statements" shall mean the unaudited balance sheet of Seller as of June 30, 2002 and the unaudited income statement of Seller for the six-month period ended June 30, 2002 attached hereto as Schedule 1.28.

Section 1.29. Interim Net Asset Value.

"Interim Net Asset Value" shall mean USD $12,816,943, which amount represents the net value of the total assets (excluding intercompany receivables) minus the total liabilities (excluding intercompany payables) of the Business as reflected on the balance sheet included in the Interim Financial Statements.

Section 1.30. Inventory.

"Inventory" shall mean all inventories of raw materials, work in process, finished goods and supplies held for use or sale by Seller in connection with the Business.

Section 1.31. IRS.

"IRS" shall mean the Internal Revenue Service of the United States.

Section 1.32. Knowledge of Seller.

"Knowledge of Seller" shall mean the actual knowledge, after due inquiry, of the senior management personnel (or individuals performing similar functions) of Seller.

Section 1.33. Law.

"Law" shall mean any federal, state, local, municipal, foreign, international, multinational or other law or treaty or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

Section 1.34. Liens.

"Liens" shall mean any lien, mortgage, security interest, tax lien, attachment, levy, charge, claim, restriction, imposition, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of indebtedness, whether consensual or nonconsensual and whether arising by agreement or under any Law, or otherwise.

Section 1.35. Material Adverse Effect.

"Material Adverse Effect" shall mean any event, change or effect that has a material adverse effect on (a) the Business, taken as a whole, or the properties, results of operations, or condition (financial or otherwise) of Seller, taken as a whole (except for any such event, change or effect resulting from (i) the negotiation, execution, delivery or performance of this Agreement or the transactions contemplated hereby or (ii) changes in generally accepted accounting principles in the United States ("GAAP")) or (b) the ability of Parent or Seller to consummate the transactions contemplated hereby.

Section 1.36. Parent’s Closing Certificate.

"Parent’s Closing Certificate" shall mean the certificate of Parent in the form of Exhibit D attached hereto.

Section 1.37. Permitted Liens.

"Permitted Liens" shall mean: (i) Liens for Taxes and assessments not yet due; (ii) Liens or imperfections of title the release or cure of which would not cost cumulatively in excess of $10,000; and (iii) Liens that are specifically listed on Schedule 1.37 attached hereto.

Section 1.38. Person.

"Person" shall mean any individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity.

Section 1.39. Purchase Price.

"Purchase Price" shall mean USD $14,600,000, subject to adjustment as provided in Section 2.3.

Section 1.40. Purchased Assets.

"Purchased Assets" shall mean all of the assets of Seller related primarily to, used primarily in or necessary for the conduct of the Business as conducted as of the date hereof by Seller, including, without limitation, the assets of the Business as of the Effective Time, as specifically set forth in the Final Balance Sheet, the Assumed Contracts, the Purchased Books and Records, the Fixed Assets, the Intellectual Property, the Governmental Authorizations necessary to operate the Business and all goodwill associated with the Business (to the extent such goodwill is not included in the foregoing); provided, however, that (a) notwithstanding the foregoing, the Purchased Assets shall specifically exclude the Excluded Assets and (b) for the avoidance of doubt, Seller shall retain (i) all Books and Records, wherever located, other than the Purchased Books and Records and (ii) copies of any original Books and Records included in the Purchased Books and Records.

Section 1.41. Purchased Books and Records.

"Purchased Books and Records" shall mean (a) true and complete copies of all Books and Records on-site as of the date hereof in Smithfield, RI and Brea, CA (other than Books and Records maintained by the accounting and finance group (managed by the Controller) of Seller that are dated or pertain to dates or periods prior to January 1, 2002) and (b) any original Books and Records whose delivery to Buyer is legally required to effectuate the transfer of any Purchased Asset (it being understood that Seller shall retain copies of any original Books and Records included in the Purchased Books and Records).

Section 1.42. Real Property.

"Real Property" shall mean the real property leased by Seller used primarily in the operation of the Business, together with all improvements and fixtures thereon and all easements, rights-of-way and other appurtenants thereto.

Section 1.43. Required Consents.

"Required Consents" shall mean those consents required from parties to the Assumed Contracts and Governmental Authorizations or from any governmental authority, agency or regulatory body that are necessary or required in order to give effect to the transactions contemplated herein, or to enable Buyer to operate the Business after the Effective Time in the same manner as conducted by Seller prior to the Effective Time, all of which are set forth on Schedule 1.43 attached hereto.

Section 1.44. Retained Liabilities.

"Retained Liabilities" shall mean all liabilities and obligations of Seller, whether such liabilities or obligations relate to payment, performance or otherwise, arise before or after the Effective Time, are known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed or otherwise, and whether or not such liabilities and obligations are required to be accrued on the financial statements of Seller, other than the Assumed Liabilities.

Section 1.45. Seller’s Closing Certificate.

"Seller’s Closing Certificate" shall mean the certificate of Seller in the form of Exhibit E attached hereto.

Section 1.46. Tax or Taxes.

"Tax" or "Taxes" shall mean any taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever imposed by any Governmental Authority, including interest, penalties and additions imposed thereon or with respect thereto.

Section 1.47. Tax Return.

"Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined unitary group.

In addition, the following terms shall have the meanings specified in the following sections of this Agreement:

Term	Section
Biochem 401(k) Plan	3.23(b)
Buyer	Preamble
Buyer Indemnified Parties	8.1(a)
Buyer Severance	8.5(j)
Buyer’s 401(k) Plan	8.5(g)
Buyer’s Allocation Notice	8.6
Claim	11.3
COBRA	8.5(i)
Corporate Names	8.9(a)
Elan 401(k) Plan	3.23(b)
Environmental Laws	3.20(a)
GAAP	1.35
GE	1.6
GE Agreement	1.6
GPSI	11.5
Hazardous Materials	3.20
License Period	8.9(b)
Losses	8.1(a)
MD&A Disclosure	8.8(b)
Non-Assigned Contracts	2.4
Parent	Preamble
Restrictive Covenants	8.6
SEC	8.8(a)
Seller	Preamble
Seller Employees	8.5(a)
Seller Indemnified Parties	8.2(a)
Transferred Employee	8.5(d)
WARN Act	8.5(j)

ARTICLE II

PURCHASE AND SALE

Section 2.1. Purchase and Sale; Assignment and Assumption.

Upon the terms and subject to the conditions of this Agreement, and in consideration of the Purchase Price to be paid by Buyer to Seller, Seller shall (i) sell, transfer, convey and deliver to Buyer (or its designated U.S. wholly owned subsidiary), and Buyer (or its designated U.S. wholly owned subsidiary) shall purchase from Seller, on the Closing Date, all of the Purchased Assets, free and clear of all Liens other than Permitted Liens, pursuant to the execution and delivery of the Bill of Sale and such other documents and instruments as are necessary to sell, transfer, convey and deliver the Purchased Assets to Buyer (or its designated U.S. wholly owned subsidiary), and (ii) assign to Buyer (or its designated U.S. wholly owned subsidiary), and Buyer (or its designated U.S. wholly owned subsidiary) shall assume from Seller, on the Closing Date, the Assumed Contracts and the Assumed Liabilities pursuant to the execution and delivery of the Assignment and Assumption Agreement and such other documents and instruments as are necessary to assign the Assumed Contracts and Assumed Liabilities to Buyer (or its designated U.S. wholly owned subsidiary).

Section 2.2. Payment of the Purchase Price.

At the Closing, Buyer shall pay to Seller, in cash by wire transfer of immediately available funds to the account designated by Seller in writing, the entire Purchase Price.

Section 2.3. Final Balance Sheet; Adjustment of Purchase Price.

(a) Within 90 days after the Closing Date, Buyer shall cause Buyer’s Accountant, in consultation with Robert Packer (if available), to prepare and deliver to Seller a draft Final Balance Sheet, which shall be prepared in accordance with GAAP, except as set forth on Schedule 2.3(a) attached hereto, and a draft calculation of the Final Net Asset Value based on such draft Final Balance Sheet. In preparing the Final Balance Sheet, reasonable doubt as to the appropriateness of management’s treatment of items under GAAP shall be resolved in favor of management’s treatment of items provided that such treatment is consistent with past management practice.

(b) If Seller has no objections to the draft Final Balance Sheet, or the draft calculation of the Final Net Asset Value, such drafts shall be the Final Balance Sheet and the Final Net Asset Value, respectively. If Seller has any objections to the draft Final Balance Sheet or the draft calculation of the Final Net Asset Value, Seller will deliver a detailed statement describing such objections to Buyer’s Accountant and Buyer within 20 days after receiving the draft Final Balance Sheet. Buyer, Buyer’s Accountant and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 20 days after Buyer’s Accountant and Buyer have received the statement of objections, Buyer and Seller will select a nationally-recognized accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding Buyer’s Accountant and KPMG LLP).

(c) Buyer’s Accountant will revise the draft Final Balance Sheet and draft calculation of the Final Net Asset Value as appropriate to reflect the resolution of Seller’s objections (as agreed upon by Buyer, Buyer’s Accountant and Seller or as determined by such selected accounting firm) and deliver it to Buyer and Seller within 20 days after the resolution of such objections. Such revised statements shall be the Final Balance Sheet and Final Net Asset Value, respectively.

(d) To the extent that the Final Net Asset Value is less than the amount equal to the sum of (i) the Interim Net Asset Value plus (ii) USD $250,000 Seller shall pay the amount of such shortfall to Buyer by wire transfer of immediately available funds within 10 days following the final resolution of the Final Net Asset Value to the account designated by Buyer in writing. To the extent that the Final Net Asset Value is greater than the amount equal to (i) the Interim Net Asset Value minus (ii) USD $250,000, Buyer shall pay the amount of such excess to Seller by wire transfer of immediately available funds within 10 days following the final resolution of the Final Net Asset Value to the account designated by Seller in writing.

(e) If any unresolved objections are submitted to an accounting firm for resolution as provided above, Buyer and Seller will share equally the fees and expenses of such accounting firm.

(f) Buyer’s Accountant will provide reasonable access to the work papers used in preparing the Final Balance Sheet to Seller and Seller’s representatives during the preparation by Buyer’s Accountant of the Final Balance Sheet and the resolution of any objections with respect thereto.

(g) Notwithstanding any provision set forth in this Section 2.3(g) or elsewhere in this Agreement to the contrary, there is no general agreement among the parties to submit disputes under this Agreement to arbitration.

Section 2.4. Non-Assigned Contracts; Returned Contracts.

(a) In the case of any Contracts which are by their terms or by virtue of their subject matter not assignable to Buyer at the Closing (collectively, the "Non-Assigned Contracts"), Seller shall use its commercially reasonable efforts to obtain, as soon as is reasonably practicable following the Closing Date, any written consents necessary to convey to Buyer the benefit thereof (it being understood that such commercially reasonable efforts shall not include any requirement to offer or grant financial or commercial accommodations to any third party or to remain secondarily liable with respect to any such Non-Assigned Contract). Nothing in this Agreement, the Bill of Sale or any other document or instrument required hereby shall be construed as an agreement or an attempt to assign or cause the assignment of any Contract which is not assignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided by this Agreement.

(b) In the case of any Assumed Contract that is material to the Business, taken as a whole, and (i) which is not listed on Schedule 1.6 attached hereto or (ii) with respect to which Seller is in material breach of its obligations thereunder as of the Effective Time, Buyer shall have the right to void the assignment of such Assumed Contract ab initio to the effect that the assignment of such Assumed Contract by Seller to Buyer shall be deemed to have never been consummated; provided that (x) Buyer shall deliver written notice thereof to Seller and (y) if requested by Parent or Seller, Buyer shall agree to perform and service such Contract on behalf of Seller as long as Seller reimburses Buyer for all of its costs and expenses in connection with the performance and service of such Contract.

Section 2.5. Retained Liabilities.

Except as specifically set forth herein with respect to the Assumed Liabilities, Buyer does not and will not assume any Retained Liabilities or any liability or obligation of any kind, character or description relating to Seller or the Business or the use of the Purchased Assets or the performance by Seller under the Assumed Contracts prior to the Effective Time, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed or otherwise, and whether or not such liabilities and obligations are required to be accrued on the financial statements of Seller, including, without limitation, (i) any liabilities arising out of the matters identified on Schedules 3.5, 3.18 and 3.20, (ii) all liabilities relating to product liabilities claims, (iii) all environmental costs and liabilities, (iv) except as set forth in Section 8.5, any liability or obligation in respect of the employees of Parent, Seller and their Affiliates or the Employee Benefit Plans, (v) all liabilities relating to the enteral infusion systems line of business (FDA Code LZH) before or after the Effective Time and (vi) Taxes, in each case relating to tax periods prior to the Effective Time.

Section 2.6. Investigation.

Buyer acknowledges and agrees that: (i) it has made its own inquiry and investigation into and, based thereon, has formed an independent judgment concerning the Business, the Purchased Assets and the Assumed Liabilities; and (ii) it has had independent legal, financial and technical advice relating to the Business, the Purchased Assets and the Assumed Liabilities and the terms and conditions of this Agreement and all of the other documents and instruments required hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer (except with respect to the ATAC instrument manufactured by Biotecnica Instruments S.p.A., as to which Seller does not make any representations or warranties pursuant to this Article III) that:

Section 3.1. Organization of Seller.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties now are owned, operated or held. Seller is duly qualified or licensed as a foreign corporation, and is in good standing, in each jurisdiction in which either the ownership or use of the assets and properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except as would not have a Material Adverse Effect. Schedule 3.1 attached hereto lists each jurisdiction where Seller is so qualified or licensed to do business as a foreign corporation.

Section 3.2. Authorization; Enforceability.

This Agreement is, and the other documents and instruments required hereby to which Seller is a party will be, when executed and delivered by the parties thereto, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law). Except as set forth on Schedule 3.2 attached hereto, Seller has the right, power, authority and capacity to execute and deliver this Agreement and the other documents and instruments required hereby and to perform its obligations under this Agreement and the other documents and instruments required hereby.

Section 3.3. No Violation or Conflict.

Except as set forth on Schedule 3.3 attached hereto, the execution, delivery and performance by Seller of this Agreement and all of the other documents and instruments required hereby to which Seller is a party do not and will not (i) conflict with or violate (a) any Law, judgment, order or decree binding on Seller, (b) the charter or bylaws of Seller or (c) any Contract or other contract or agreement to which Seller is a party or by which Seller is bound, or (ii) except as would not have a Material Adverse Effect, give any party to any Contract (other than an Assumed Contract) or other contract or agreement to which Seller is a party or by which Seller is bound any right of termination, cancellation, acceleration or modification thereunder. Except for the Required Consents and except as set forth on Schedule 3.3 attached hereto, no consent of any other Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.4. Title to and Sufficiency of Purchased Assets.

Except as set forth on Schedule 3.4 attached hereto, Seller owns good, valid and marketable title to the Purchased Assets, free and clear of any and all Liens other than Permitted Liens. Except as set forth on Schedule 3.4 attached hereto, upon Buyer’s payment of the Purchase Price, Buyer will own good, valid and marketable title to the Purchased Assets, free and clear of any and all Liens other than Permitted Liens, and good and valid title to the Purchased Assets, free and clear of any and all Liens other than Permitted Liens, will pass to Buyer. The Purchased Assets and Assumed Contracts include all tangible and intangible assets, contracts and rights necessary or required for the operation by Buyer after the Effective Time of the Business in accordance with the past practice of Seller. Except as set forth on Schedule 3.4 attached hereto, the Purchased Assets and Assumed Contracts do not include any equity or debt securities of or interest in, or any right or obligation to acquire any equity or debt securities of or interest in, any corporation, partnership, limited liability company, business trust, joint venture or other business association.

Section 3.5. Litigation.

Except as set forth on Schedule 3.5 attached hereto, there is no litigation, arbitration proceeding, governmental investigation, citation, claim or action of any kind pending or, to the Knowledge of Seller, threatened (i) against Seller relating to the Business, the Purchased Assets or the Assumed Contracts which, in each case, would have a Material Adverse Effect or (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.6. Condition of Fixed Assets.

The Fixed Assets are in good operating condition and repair, subject to ordinary wear and tear, and are substantially fit for use in accordance with the past practice of Seller. The Fixed Assets are adequate for the purposes for which such assets are currently used or are held for use and, to the Knowledge of Seller, there are no facts or conditions affecting the Fixed Assets which could interfere in any material respect with the use, occupancy or operation of the Fixed Assets as currently used, occupied or operated.

Section 3.7. Contracts.

Seller has provided to Buyer true and complete copies (or, in the case of purchase orders, a true and complete list of open purchase orders as of December 2, 2002 as well as copies of Seller’s purchase order forms) of all material Contracts having an annual aggregate value of at least USD $75,000 (including all amendments or modifications to all such Contracts). Except as set forth on Schedule 3.7 attached hereto, each Assumed Contract is in full force and effect and is enforceable in accordance with its terms. Except as set forth on Schedule 3.7 attached hereto, Seller has performed each material term, covenant and condition of each of the Assumed Contracts that is to be performed by it at or before the date hereof. Except as set forth on Schedule 3.7 attached hereto, to the Knowledge of Seller, no event has occurred or circumstances exist that, with the passage of time or compliance with any applicable notice requirements or both, would constitute a default of, result in a material violation or breach of, or give any right to accelerate, modify, cancel or terminate any Assumed Contract by Seller or, to the Knowledge of Seller, any other party under any Assumed Contract. Except as set forth on Schedule 3.7 attached hereto, to the Knowledge of Seller, no party to any Assumed Contract intends to cancel, terminate or exercise any option under any Assumed Contract. Seller has not made any prior assignment of any Assumed Contracts or any of its rights or obligations thereunder.

Section 3.8. Accounts.

Set forth on Schedule 3.8 attached hereto is a complete list of all Accounts as of October 31, 2002. All of the Accounts, including all Accounts Receivable and all amounts due from vendors, have arisen from bona fide transactions in the ordinary course of Business and are collectible in accordance with normal trade practice, net of any reserves for doubtful accounts reflected on the books of Seller. There are no offsets or credits which may be applied against the Accounts, other than as reflected on the books of Seller.

Section 3.9. Inventory.

The value of the Inventory reflected on the Interim Balance Sheet reflects the value of the Inventory that is usable and salable in the ordinary course of Business, net of obsolete items and items of below-standard quality. Except as set forth on Schedule 3.10 attached hereto, all items of Inventory not written off have been priced at the lower of cost or net realizable value on a first-in, first-out basis. The quantities of each item of Inventory are not excessive and are reasonable in the present circumstances of Seller.

Section 3.10. Financial Statements.

The Interim Financial Statements fairly present the financial position and results of operations of Seller as of and for the six-month period ended June 30, 2002 in conformity with GAAP (including the materiality provisions therein), except as set forth on Schedule 3.10 attached hereto.

Section 3.11. Absence of Undisclosed Liabilities.

Except as set forth on Schedule 3.11 attached hereto, Seller did not have at June 30, 2002, nor has Seller incurred since that date, any liability or obligation of any kind, character or description (whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed), other than liabilities or obligations that (i) were accrued or reserved against on the Interim Financial Statements as of and for the six-month period ended June 30, 2002, (ii) were liabilities incurred after June 30, 2002 in the ordinary course of Business consistent with past practice, (iii) have been discharged or paid in full or (iv) constitute Retained Liabilities.

Section 3.12. Real Property.

Seller does not own any real property used in the operation of the Business. Seller has delivered to Buyer true and correct copies of all certificates of occupancy and building permits for all Real Property. With respect to each such parcel of Real Property:

(a) there are no pending or, to the Knowledge of Seller, threatened condemnation or expropriation proceedings, lawsuits or administrative actions relating to the parcel or other legal matters affecting adversely the current use or occupancy thereof, except as set forth on Schedule 3.12 attached hereto;

(b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, adversely affecting the right of use or occupancy thereof;

(c) all facilities located on the parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements or servitudes benefiting the parcel; and

(d) there are no material improvements necessary to use the Real Property to conduct the Business as it is currently being conducted by Seller.

Section 3.13. Intellectual Property.

(a) Except as set forth on Schedule 3.13(a) attached hereto, Seller is the sole owner of all right, title and interest in the owned Intellectual Property and has all necessary licenses, rights, permissions and authorizations to use the licensed Intellectual Property, except as would not have a Material Adverse Effect. To the Knowledge of Seller, each item of Intellectual Property has been used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use by Buyer after the Closing.

(b) For a period of three years prior to the date hereof, to the Knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party, nor has Seller received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights. Except as set forth on Schedule 3.13(b) attached hereto, there are no pending claims, including but not limited to litigation, arbitration, opposition proceedings, petitions to cancel, interferences, administrative proceedings, demand letters, cease and desist letters or other demands, challenges, or disputes of any nature challenging, impacting or involving the Intellectual Property or the rights of Seller therein.

(c) Schedule 3.13(c) attached hereto identifies each patent, trademark, copyright or other registration that has been issued with respect to any of the Intellectual Property, identifies each pending application or application for registration that has been made with respect to any of the Intellectual Property and identifies each license, agreement or other permission that has been granted to any third party with respect to any of the Intellectual Property (together with any exceptions thereto). Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.13(c) also identifies each unregistered trademark used in connection with the Business. With respect to each item of Intellectual Property required to be identified therein: (i) to the Knowledge of Seller, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (ii) no action, suit, proceeding, hearing, charge, complaint, claim or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iii) with the exception of an agreement with Buyer dated as of June 25, 2002, Seller has not licensed or permitted any third party to use any such item.

Section 3.14. Books and Records.

Except as set forth on Schedule 3.14 attached hereto, the Books and Records, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

Section 3.15. Affiliated Transactions.

Except as set forth on Schedule 3.15 attached hereto, Seller has not purchased, licensed or leased or otherwise acquired any property or assets or obtained any services from, or sold, licensed, leased or otherwise disposed of any property or assets or provided any services to, any employee (except with respect to remuneration for services as an employee), stockholder, officer or director, or any Affiliate. Except as set forth on Schedule 3.15 attached hereto, Seller does not owe any contractual obligation or commitment to any of the foregoing (other than (i) compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of Business and (ii) intercompany payables that will be settled prior to the Effective Time) and none of the foregoing owes any amount or has any contractual obligation to Seller.

Section 3.16. Insurance.

Schedule 3.16 attached hereto is a true and complete list of each insurance policy (including policies providing property, casualty, liability, workers’ compensation, medical professional and comprehensive general liability coverage and bond and surety arrangements) that is in force as of the date hereof and as to which Seller is a party, a named insured or otherwise the beneficiary of coverage in connection with the Business. Seller is currently a party to, or the named insured or beneficiary of coverage under, comprehensive general liability and medical professional insurance policies relating to the Business that are occurrence-based (rather than claims-made) policies and that will be in full force and effect through the Effective Time. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) none of Seller or, to the Knowledge of Seller, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of Seller, no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (iii) to the Knowledge of Seller, no party to any policy has repudiated any provision thereof. Seller has been covered during the past two years by insurance substantially similar in scope to that listed on Schedule 3.16 attached hereto in connection with its operation of the Business. Set forth on Schedule 3.16 attached hereto are all claims made under any insurance policy during the past two years with respect to the Business.

Section 3.17. Tax Matters.

Seller has filed, or has had filed on its behalf, all required Tax Returns relating to the Business and the Purchased Assets. There are no unpaid Taxes the non-payment of which is or could become a Lien upon, or otherwise could materially adversely affect, any of the Purchased Assets or the use thereof or could cause Buyer to incur any material liability. To the Knowledge of Seller, (i) no taxing authority has asserted any claim for the assessment of any such Tax and (ii) no taxing authority in a jurisdiction in which Seller has not previously filed Tax Returns has asserted that, with respect to all or any portion of the Business, Seller is subject to taxation by that taxing authority’s jurisdiction. Except as set forth on Schedule 3.17 attached hereto, there is no current or pending audit or other administrative or judicial proceeding relating to any Tax Return filed with respect to the Business or any of the Purchased Assets. Seller is not a foreign person for purposes of Section 1445(b)(2) of the Code. None of the Purchased Assets is subject to a "safe harbor lease" under Section 168(f)(8) of the Internal Revenue Code as amended before the Tax Reform Act of 1984.

Section 3.18. Compliance with Law.

Except as set forth on Schedule 3.18 attached hereto, Seller is, and at all times since December 31, 2001 has been, in full compliance with all Laws that are or were applicable to it in connection with the operation of the Business or to the conduct or operation of the Business or the ownership or use of any of its assets, except as would not have a Material Adverse Effect. Except as set forth on Schedule 3.18 attached hereto, Seller has not received, at any time since December 31, 2001, any written or, to the Knowledge of Seller, oral notice or other written or, to the Knowledge of Seller, oral communication from any Governmental Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Law in connection with the operation of the Business or any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action under any Law in connection with the operation of the Business.

The foregoing representations and warranties do not address or include Environmental Laws, as to which Seller’s sole representations or warranties are set forth in Section 3.20.

Section 3.19. Governmental Authorizations.

Except as set forth on Schedule 3.19 attached hereto, Seller holds all Governmental Authorizations required in connection with the lawful operation of the Business as currently conducted by Seller, except as would not have a Material Adverse Effect. Each such Governmental Authorization is valid and in full force and effect. Seller is, and at all times since December 31, 2001, has been, in full compliance with all of the terms and requirements of each such Governmental Authorization, except as would not have a Material Adverse Effect. Seller has not received, at any time since December 31, 2001, any written or, to the Knowledge of Seller, oral notice or other written or, to the Knowledge of Seller, oral communication from any Governmental Authority regarding any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization or any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any such Governmental Authorization. All applications required to have been filed for the renewal of such Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

The foregoing representations and warranties do not address or include Governmental Authorizations under Environmental Laws, as to which Seller’s sole representations or warranties are set forth in Section 3.20.

Section 3.20. Environmental Conditions.

(a) When used in this Section 3.20:

    "Environmental Laws" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority relating to pollution or protection of the environment, including ambient air, surfacewater or groundwater, land surface or subsurface strata, and natural resources such as flora, fauna and wetlands, including, without limitation, those or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below), together with any amendment or reauthorization thereto or thereof, as in effect on or prior to the Closing Date; and
    "Hazardous Materials" shall mean any solid waste, hazardous material, hazardous waste, infectious medical waste, gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products or hazardous or toxic substance regulated as such under any Environmental Law.

(b) Except as set forth on Schedule 3.20 attached hereto, Seller has operated, and is currently operating, the Business in compliance with all Environmental Laws, except as would not have a Material Adverse Effect. Seller has not received any written notice from any Person (including, without limitation, any Governmental Authority) that Seller, the Business or the Real Property is alleged to be in violation of any Environmental Law, and, to the Knowledge of Seller, no such notice is pending or threatened.

(c) Except as set forth on Schedule 3.20 attached hereto, Seller has not, in connection with the operation of the Business, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials on, under, at or from any Real Property in a manner which constitutes a violation of any Environmental Law, except as would not have a Material Adverse Effect. To the Knowledge of Seller, no prior owner of any Real Property or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials at any such Real Property in a manner which constitutes a violation of any Environmental Law, except as would not have a Material Adverse Effect.

(d) Except as set forth on Schedule 3.20 attached hereto, there has been no (i) off-site shipment of any Hazardous Materials by Seller in connection with the operation of the Business, or (ii) to the Knowledge of Seller, release on, under, at or from any Real Property in connection with the operation of the Business, which off-site shipment or release would give rise to liabilities under Environmental Laws. Seller has not received any written notices or written claims that it is a responsible party pursuant to 42 U.S.C. Section 9601 et seq. or any comparable state superfund law in connection with the operation of the Business.

(e) Seller has received all Governmental Authorizations required under Environmental Laws to conduct the Business as currently conducted by Seller and is in compliance with the terms and conditions of each such Governmental Authorization.

(f) To the Knowledge of Seller, no investigation concerning any of the matters addressed in subsections (b) through (e) of this Section 3.20 is pending or threatened against Seller, the Business or the Real Property.

Section 3.21. Labor Matters.

(a) Except as would not have a Material Adverse Effect, Seller is and has been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice, except as set forth on Schedule 3.21 attached hereto.

(b) Except as set forth on Schedule 3.21 attached hereto, there is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller, threatened before a labor relations board or any other comparable authority.

(c) Seller is not a party to any collective bargaining agreements.

(d) Except as set forth on Schedule 3.21 attached hereto, there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Seller, proposed or threatened against Seller relating to employment, employment practices, terms and conditions of employment or wages and hours.

(e) There are no pending or, to the Knowledge of Seller, threatened strikes, lockouts or other work stoppages involving any persons employed by Seller.

(f) Except as set forth on Schedule 3.21 attached hereto, there are no representation petitions or other similar petitions or requests for representation pending or, to the Knowledge of Seller, proposed or threatened, before a labor relations board or other federal, state or local agency in connection with any persons employed by Seller.

Section 3.22. No Adverse Change.

Except as set forth on Schedule 3.22 attached hereto, since June 30, 2002, the Business has been operated in the ordinary course and substantially in the same manner as previously conducted, and there has not been: (i) any material adverse change in the Business, taken as a whole, or in the financial condition or results of operations of Seller; (ii) the loss or, to the Knowledge of Seller, threatened or contemplated loss of business of one or more customers of the Business which would have a Material Adverse Effect; (iii) any material loss, damage, condemnation or destruction to any of the properties of the Business (whether covered by insurance or not); (iv) any borrowings by Seller other than trade payables arising in the ordinary course of Business; (v) any mortgage, pledge, Lien or encumbrance made on any of the Purchased Assets other than Permitted Liens; or (vi) any sale, transfer or other disposition of the Purchased Assets, other than in the ordinary course of Business.

Section 3.23. Employee Benefit Plans.

(a) Seller has provided Buyer a true and complete list of the Employee Benefit Plans currently maintained by Seller or an ERISA Affiliate covering employees (or former employees) of Seller.

(b) The Elan 401(k) Savings Plan (the "Elan 401(k) Plan") and the Biochem Laboratories, Inc. 401(k) Profit Sharing Plan (the "Biochem 401(k) Plan") are intended to satisfy the requirements of Sections 401(a) and related sections of the Code. The Elan 401(k) Plan and, to the Knowledge of Seller, the Biochem 401(k) Plan, have been administered in all material respects in accordance with their terms and applicable provisions of the Code and ERISA. No Employee Benefit Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA and the Seller has not in the past five years maintained or had an obligation to contribute to a "multiemployer plan." Neither Seller nor any ERISA Affiliate is delinquent in a material respect in making any contribution required to be made to the Elan 401(k) Plan and the Biochem 401(k) Plan. With respect to the Elan 401(k) Plan and the Biochem 401(k) Plan, (i) the IRS has issued favorable opinion letters to the prototype or volume submitter sponsors of such plans, (ii) such plans have been amended on a timely basis to comply with applicable requirements of the Code, and (iii) neither Seller nor any ERISA Affiliate is aware of any facts or circumstances that could reasonably be expected to adversely affect such plans’ qualification under Section 401(a) and related sections of the Code.

Section 3.24. Warranties and Service Payment Obligations.

Seller has provided Buyer a complete and accurate list of all agreements pursuant to which Seller is obligated to provide service or support services with respect to the Purchased Assets. No other warranty, express or implied, has been made or extended by Seller with respect to the Purchased Assets, or the products or services provided by Seller in relation thereto. Except as set forth on Schedule 3.24 attached hereto, Seller has not granted to any Person the right to repair, maintain, service or support any of the Purchased Assets. Except as set forth on Schedule 3.24 attached hereto, no agreement for the sale, license, service, support or maintenance of the Purchased Assets obligates Seller to provide any change in functionality or other alterations in the performance of the Purchased Assets or to provide new products or technology. Except as set forth on Schedule 3.24 attached hereto, there are no pending claims based on any product warranty of which Seller has received written notice which would have a Material Adverse Effect.

Section 3.25. Fees and Expenses of Brokers and Others.

Seller is not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated hereby or has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except for legal counsel.

Section 3.26. Customers and Suppliers.

As to the customers and suppliers set forth on Schedule 3.26 attached hereto, except as set forth on Schedule 3.26 attached hereto: (a) Seller is not engaged in any disputes with such customers and suppliers, except for minor returns, bill adjustments and similar disputes in the ordinary course of the Business not exceeding $100,000 with respect to any single return, bill adjustment or similar dispute; and (b) there has not been any material adverse change, and, to the Knowledge of Seller, there are no facts which, in Seller’s judgment, indicate that any material adverse change will occur, in the business relationship of Seller with any such customer or supplier. As to the customers and suppliers set forth on Schedule 3.26 attached hereto, except as set forth on Schedule 3.26 attached hereto, Seller has not received any notice nor does Seller have any Knowledge (it being understood that due inquiry does not require inquiry of any such customers or suppliers) that: (i) any such customer (A) has a present intent to terminate, fail to renew or seek any material adverse modification of its existing business arrangements with Seller, (B) has ceased, or will cease, to purchase the products of the Business, (B) has substantially reduced, or will substantially reduce, its purchase of products of the Business, (C) has sought, or is seeking, to reduce the price it will pay for products of the Business, including in each case after the consummation of the transactions contemplated hereby, or (D) has a present intent to return products to Seller, the value of which would be material to the Business; or (ii) any such supplier (A) has sought, or is seeking, to substantially increase the price it charges Seller for supplies or other goods and services or (B) will not sell supplies or other goods and services to Buyer at any time after the Closing Date on terms and conditions similar to those used in current sales to the Business, subject to general and customary price increases.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Parent and Seller that:

Section 4.1. Organization of Buyer.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Buyer has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

Section 4.2. Authorization; Enforceability.

This Agreement is, and the other documents and instruments required hereby to which Buyer is a party will be, when executed and delivered by Buyer, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law). Buyer has the right, power, authority and capacity to execute and deliver this Agreement and the other documents and instruments required hereby and to perform its obligations under this Agreement and the other documents and instruments required hereby.

Section 4.3. No Violation or Conflict.

The execution, delivery and performance by Buyer of this Agreement and all of the other documents and instruments contemplated hereby to which Buyer is a party do not and will not conflict with or violate (a) any Law, judgment, order or decree binding on Buyer, (b) the charter or bylaws of Buyer or (c) any Contract or other contract or agreement to which Buyer is a party or by which Buyer is bound. No consent of any other Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.4. Fees and Expenses of Brokers and Others.

Buyer is not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated hereby and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except for legal counsel.

Section 4.5. Litigation.

There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of Buyer, proposed or threatened that involves Buyer and that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 4.6. Financing.

Buyer will have at the Closing sufficient financial resources to pay the Purchase Price and otherwise consummate the transactions contemplated by this Agreement.

ARTICLE V

CERTAIN COVENANTS AND OTHER MATTERS PENDING THE CLOSING

Section 5.1. Conduct of Seller Prior to Closing.

From the date hereof through the Closing Date, Seller shall conduct the Business in the ordinary course and in accordance with past practice and shall not take any action inconsistent therewith, except as otherwise permitted by this Agreement or consented to by Buyer in writing. Without limiting the generality of the foregoing, Seller shall: (i) keep full and complete Books and Records (it being understood that Parent or Seller may begin the process of relocating Books and Records other than Purchased Books and Records); (ii) maintain in full force and effect the insurance policies heretofore maintained on the Purchased Assets (or policies providing substantially the same coverage); (iii) take such commercially reasonable action as may be necessary to preserve the Purchased Assets in good condition, normal wear and tear excepted; (iv) promptly advise Buyer in writing of any loss or threatened loss of a material vendor or customer of the Business or any other material adverse change in the Business or the Purchased Assets that has occurred; (v) use its commercially reasonable efforts to preserve the Business intact, and to preserve for Buyer the existing goodwill of vendors, customers and others having business relations with Seller in the conduct of the Business; and (vi) comply in all material respects with all Laws applicable to Seller in the conduct of the Business.

Section 5.2. Negative Covenants.

From the date hereof through the Closing Date, Seller will not, with respect to the Business, except as otherwise permitted by this Agreement or consented to by Buyer in writing: (i) incur any trade accounts payable or make any commitment to purchase quantities of any item of Inventory or Fixed Assets in excess of the respective levels normal (giving effect to seasonal needs) in the ordinary course of Business; (ii) incur, create, assume or otherwise become liable for borrowed money except for trade payables arising in the ordinary course of Business and intercompany payables that will be settled prior to the Effective Time; (iii) pledge or hypothecate any of the Purchased Assets to secure any indebtedness; (iv) assign, amend or otherwise modify any of the Assumed Contracts, except as set forth on Schedule 5.2 attached hereto; (v) enter into any Contract or transaction outside the ordinary course of Business that requires the payment, or involves the receipt, of more than USD $75,000; (vi) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any business or any proprietorship, firm, association, corporation or other business organization or division thereof; (vii) except as set forth on Schedule 5.2 attached hereto hire any new employee or increase or decrease the level of compensation of, or pay any bonus or any other unusual compensation to, any employee or officer, except as required by existing employment agreements; (viii) enter into any collective bargaining agreement, amend any Employee Benefit Plan or create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, health or retirement plan, or increase the level of benefits under any such plan, or increase or decrease any severance or termination pay benefit or any other fringe benefit, in each case except as required by existing employment agreements or in connection with Elan-wide actions; (ix) pay any dividend, stock repurchase or other distribution to any stockholder of Seller or redeem, purchase or otherwise assign, or agree to redeem, purchase or otherwise assign, any shares of capital stock of Seller; (x) sell or dispose of any of the Purchased Assets other than Inventory in the ordinary course of Business; (xi) create any subsidiaries; (xii) forgive any indebtedness or other obligations (other than intercompany receivables) except in the ordinary course of Business consistent with past practice; (xiii) make any capital expenditures or leasehold improvements outside of the ordinary course of Business, except as set forth on Schedule 5.2 attached hereto; (xiv) amend the charter or bylaws of Seller; (xv) issue any shares of its capital stock of any class or grant any warrants, options or rights to subscribe for any shares of its capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of its capital stock of any class; (xvi) split, combine or reclassify any shares of capital stock of Seller; or (xvii) agree to do any of the foregoing.

Section 5.3. Access.

From the date hereof through the Closing Date, Buyer and Buyer’s authorized agents, officers and representatives shall have reasonable access to the Books and Records (other than personnel records), the directors and senior management personnel (or individuals performing similar functions) of Seller, the facilities used in the operation of the Business, contractors and vendors used in the operating of the Business, and any books, records and other materials (other than personnel records) that have relevance to the Purchased Assets, the Assumed Contracts or the operation of the Business; provided, however, that such examinations and investigations shall be conducted during Seller’s normal business hours and shall not unreasonably interfere with Seller’s operations and activities. For the avoidance of doubt, Buyer and Buyer’s authorized agents, officers and representatives shall not have access to any employees of Seller (other than senior management personnel or individuals performing similar functions) except as expressly provided in Section 8.5(c).

Section 5.4. Cooperation; Commercially Reasonable Efforts.

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate the transactions contemplated by this Agreement.

In addition, during the period between the date hereof and the Closing, Buyer and Seller agree to use their respective commercially reasonable efforts to find a mutually satisfactory means (acceptable to each of Buyer and Seller in its sole discretion) by which to convey to Buyer the benefit of the confidentiality provisions contained in the Consulting Agreements, each dated January 1, 2000, between Elan Holdings, Inc. and John Turpen and Larry A. Carbonari, respectively.

Section 5.5. No Negotiation.

Until such time as this Agreement shall be terminated pursuant to Article X, none of Parent, Seller nor any of their Affiliates or directors, stockholders or executive officers shall directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, any Person (other than Buyer) relating to any business combination transaction involving Seller or the Business, including the sale of the Business or any of the Purchased Assets. In consideration for the substantial expenditures of time, effort and expense to be undertaken by Buyer in connection with the preparation and execution of this Agreement, Parent, Seller and Buyer agree that money damages may not be a sufficient remedy for any breach of this Section 5.5 and that, in addition to all other remedies, Buyer shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach of this Section 5.5.

Section 5.6. Public Disclosure.

No party hereto shall, or shall permit any of its Affiliates to, make to any Person (other than its legal or other advisors on a need-to-know basis) or to the general public (by press release, public filing or otherwise), without the consent of each other party hereto, which consent shall not be unreasonably withheld, any disclosure about the negotiation, terms or conditions of this Agreement, unless such disclosure is required to comply with applicable Law or obligations pursuant to this Agreement or any listing agreement with any national securities exchange or inter-dealer quotations system, in which case the disclosing party shall advise each other party as soon as possible in advance of making such disclosure so that each other party may comment on such proposed disclosure (and the disclosing party shall give all such comments reasonable consideration) and/or may seek any appropriate protective order or other remedy. Subject to the foregoing, the disclosing party shall disclose only such information that it is so required to disclose. In connection with any such disclosure, the disclosing party shall use commercially reasonable efforts to obtain reliable assurance that any available confidential treatment will be accorded any such information.

Section 5.7. Disclosure Schedules; Supplements.

(a) The inclusion of any information in any Schedule referred to in Article III shall not be deemed to be an admission or acknowledgment that such information is material to the Business or the transactions contemplated by this Agreement, or represents matters that are outside the ordinary course of Business, or are otherwise required to be included in any such Schedule.

(b) Buyer hereby agrees that from time to time after the date of this Agreement and prior to the Closing, Seller may supplement or amend the Schedules referred to in Article III, or otherwise inform Buyer, with respect to any matter for the purpose of correcting or clarifying any information in any such Schedule or in any representation or warranty of Seller or Parent. For purposes of determining the accuracy of the representations and warranties of Seller contained in Article III in order to determine the fulfillment of the conditions set forth in Section 6.3, such Schedules shall be deemed only to include the information set forth therein on the date of this Agreement, and such representations and warranties shall be deemed only to be modified by the information set forth in such Schedules on the date of this Agreement. For all other purposes, such Schedules shall be deemed to include the information set forth therein on the date of this Agreement as well as any information contained in any supplement or amendment thereto after the date of this Agreement, and such representations and warranties shall be deemed to be modified by the information set forth in such Schedules on the date of this Agreement as well as any information contained in any supplement or amendment thereto, or otherwise made known to Buyer, after the date of this Agreement. For the avoidance of doubt, Buyer agrees that, if the Closing occurs, (i) Buyer shall have no rights to assert any claim for breach of any representation or warranty of Seller or Parent that Buyer knew prior to the Closing was untrue or incorrect as a result of any such update to the Schedules and (ii) any such representation or warranty shall be deemed to be amended by the information set forth on such amended Schedules.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction, or waiver by Buyer, prior to or at the Closing of the following express conditions precedent:

Section 6.1. Compliance with Agreement.

Each of Parent and Seller shall have performed and complied with in all material respects all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

Section 6.2. No Litigation; Governmental Authorizations.

No investigation, suit, action or other proceeding shall be threatened or pending before any court or Governmental Authority that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. There shall have been obtained from all appropriate Governmental Authorities all Governmental Authorizations, in form and substance reasonably satisfactory to Buyer and Buyer’s legal counsel, necessary in order to permit the transactions contemplated herein to be completed on the Closing Date without adversely affecting or resulting in the termination or adverse modification of this Agreement or any Assumed Contract.

Section 6.3. Representations and Warranties.

Each of the representations and warranties of Parent and Seller contained in this Agreement that is qualified by materiality or Material Adverse Effect shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

Section 6.4. Material Adverse Effect.

Between the date of this Agreement and the Closing Date, there shall not have occurred any Material Adverse Effect; provided, however, that for purposes of this Section 6.4, any event, change or effect resulting from (i) changes in general economic, regulatory or political conditions or (ii) changes that affect the industry of the Business in general and are not specifically relating to the Business shall not be deemed to constitute a Material Adverse Effect.

Section 6.5. Governmental Authorizations.

All Governmental Authorizations required to be obtained prior to the Closing for the conduct of the Business by Buyer after the Effective Time shall have been obtained by, or transferred to, Buyer.

Section 6.6. Required Consents.

Buyer shall have obtained those Required Consents specifically listed on Schedule 6.6 attached hereto in form and substance reasonably satisfactory to Buyer and Buyer’s legal counsel.

Section 6.7. KPMG Letter/Audited Financial Statements.

Either (i) Buyer shall have received a letter from KPMG LLP stating that it will be able to complete an audit of the financial statements contemplated by Section 8.8(a) that are required to be audited before the date that is 60 days after the Closing Date or (ii) the audit of the financial statements contemplated by Section 8.8(a) that are required to be audited shall have been completed.

Section 6.8. Deliveries at Closing.

Parent and Seller shall have delivered to Buyer the following documents, each properly executed and dated as of the Closing Date and in form and substance reasonably acceptable to Buyer: (i) a certificate of the corporate secretary of each of Parent and Seller certifying as to the charter and the bylaws of Parent and Seller and board resolutions approving the transactions contemplated by this Agreement; (ii) a release of all Liens securing any Purchased Assets other than the Permitted Liens; (iii) Seller’s Closing Certificate; (iv) Parent’s Closing Certificate; (v) the Assignment and Assumption Agreement; (vi) the Bill of Sale; (vii) an opinion of Seller’s counsel substantially in the form of Exhibit F attached hereto; and (viii) such other documents and certificates as Buyer shall reasonably request.

Section 6.9. GE Agreement.

Either (i) Buyer shall have notified Seller in writing that it will assume the GE Agreement or (ii) GE shall have agreed with Seller in writing to terminate the GE Agreement as of the Closing Date and to forever release Seller from all of its obligations thereunder.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND SELLER

Each and every obligation of Parent and Seller to be performed on the Closing Date shall be subject to the satisfaction, or waiver by Parent and Seller, prior to or at the Closing of the following express conditions precedent:

Section 7.1. Compliance with Agreement.

Buyer shall have performed and complied with in all material respects all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

Section 7.2. No Litigation; Governmental Authorizations.

No investigation, suit, action or other proceeding shall be threatened or pending before any court or Governmental Authority that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby. There shall have been obtained from all appropriate Governmental Authorities all Governmental Authorizations, in form and substance reasonably satisfactory to Seller and Seller’s legal counsel, necessary in order to permit the transactions contemplated herein to be completed on the Closing Date without materially adversely affecting or resulting in the termination or materially adverse modification of this Agreement or any Assumed Contract.

Section 7.3. Representations and Warranties.

Each of the representations and warranties of Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

Section 7.4. Payment of Purchase Price.

Buyer shall have paid to Seller at Closing, in cash by wire transfer of immediately available funds to the account designated by Seller in writing, the entire Purchase Price.

Section 7.5. Deliveries at Closing.

Buyer shall have delivered to Parent and Seller the following documents, each properly executed and dated as of the Closing Date, and in form and substance reasonably acceptable to Parent and Seller: (i) a certificate of the corporate secretary of Buyer certifying as to the articles of incorporation and the bylaws of Buyer and board resolutions approving the transactions contemplated by this Agreement; (ii) Buyer’s Closing Certificate; (iii) the Assignment and Assumption Agreement; (iv) an opinion of Buyer’s counsel substantially in the form of Exhibit G attached hereto; and (v) such other documents and certificates as Parent and Seller shall reasonably request.

Section 7.6. GE Agreement

Either (i) Buyer shall have notified Seller in writing that it will assume the GE Agreement or (ii) GE shall have agreed with Seller in writing to terminate the GE Agreement as of the Closing Date and to forever release Seller from all of its obligations thereunder.

ARTICLE VIII

INDEMNITIES AND ADDITIONAL COVENANTS

Section 8.1. Parent’s and Seller’s Indemnity.

(a) Parent and Seller hereby jointly and severally agree to indemnify and hold Buyer and its officers, directors and Affiliates (collectively, "Buyer Indemnified Parties") harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys’ fees and other reasonable legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of (A) any of the representations or warranties made by Seller in Sections 3.1, 3.2 and 3.4 and (B) any of the other representations and warranties made by Parent or Seller in this Agreement or any other agreement or instrument delivered by Parent or Seller pursuant hereto; (ii) any failure of Parent or Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Parent or Seller pursuant to this Agreement; (iii) the Retained Liabilities; and (v) the use by Parent, Seller or any of their respective Affiliates of any of the financial statements contemplated by Section 8.8(c) (except to the extent any such Losses result from fraud on the part of the Buyer Indemnified Parties or any breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto); provided, however, that Buyer Indemnified Parties shall have the right to be indemnified and held harmless under Section 8.1(a)(i) in respect of the representations and warranties made by Parent or Seller only if such right is asserted (whether or not such Losses have actually been incurred) on or before the respective dates set forth below:

For Representations and Warranties Set Forth in the Following Sections	All Claims Must Be Asserted by:
Sections 3.1, 3.2 and 3.4	No time limitation.
Sections 3.17 and 3.23	60 days after the expiration of the statute of limitations (including any extensions thereof) applicable to the Tax matter giving rise to a claim thereunder.
Section 3.20	Four years after the Closing Date.
Other representations and warranties	Eighteen months after the Closing Date.

Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Seller shall have any liability under this Section 8.1 or any other provision of this Agreement for (i) any Losses to the extent that such Losses arise out of or result from actions or omissions of Buyer Indemnified Parties after the Closing and (ii) any special, punitive or exemplary damages (except to the extent that a Buyer Indemnified Party is required to pay such damages to a third party). Buyer shall take all commercially reasonable steps to mitigate any indemnifiable Losses upon and after becoming aware of any circumstance or event which could reasonably be expected to give rise to any indemnifiable Losses.

(b) In the event a third-party claim against Buyer Indemnified Parties arises that is covered by the indemnity provisions of Section 8.1(a), notice shall be given promptly by Buyer Indemnified Parties to Parent and Seller. Provided that Parent and Seller admit in writing to Buyer Indemnified Parties that such claim is covered by the indemnity provisions of Section 8.1(a), Parent and Seller shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer Indemnified Parties agree to assume the cost of settlement and to forgo such indemnity) and to select counsel to defend any and all such claims at the sole cost and expense of Parent and Seller; provided, however, that neither Parent nor Seller may effect any settlement that could result in any cost, expense or liability to Buyer Indemnified Parties unless Buyer Indemnified Parties consent in writing to such settlement and Parent and Seller agree to indemnify Buyer Indemnified Parties therefor. Buyer Indemnified Parties may select counsel to participate in any defense, in which event Buyer Indemnified Parties’ counsel shall be at their own cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

(c) Parent and Seller shall not be required to indemnify Buyer Indemnified Parties under Section 8.1(a)(i) or (ii) unless and until the aggregate amount of indemnifiable Losses suffered or incurred by Buyer Indemnified Parties thereunder exceeds USD $300,000 (exclusive of any additional amounts pursuant to the last sentence of Section 8.1(d)), in which event Parent and Seller shall be required to indemnify Buyer Indemnified Parties for the full amount of their indemnifiable Losses (i.e., including the first USD $300,000); provided, however, that in no event shall Parent or Seller be liable to Buyer Indemnified Parties thereunder in respect of aggregate Losses (including any additional amounts pursuant to the last sentence of Section 8.1(d)) in an amount in excess of the Purchase Price (as adjusted pursuant to Section 2.3); provided, further, however, that in no event shall Parent or Seller be liable to Buyer Indemnified Parties under Sections 8.1(a)(i)(B) and (ii) in respect of aggregate Losses (including any additional amounts pursuant to the last sentence of Section 8.1(d)) of more than USD $5,000,000.

(d) The amount of any Losses for which indemnification is provided under this Section 8.1 shall be net of (i) any amounts actually recovered by Buyer Indemnified Parties under insurance policies with respect to such Losses (and Buyer Indemnified Parties will be required to submit claims under such insurance policies with respect to such Losses to the extent such Losses may reasonably be covered by such policies) and (ii) any Tax benefit actually realized as a result of such Losses. In addition, the amount of such Losses shall be increased by the amount of any Tax incurred by the Buyer Indemnified Parties as a result of the accrual or receipt of the indemnification payment(s) (including any amount payable pursuant to this sentence.)

(e) The indemnification rights provided under this Section 8.1 shall be the sole and exclusive remedy of the Buyer Indemnified Parties for breach of any representation, warranty, covenant or agreement of Seller or Parent set forth in this Agreement. In the event that Buyer exercises its right to void the assignment of any Assumed Contract pursuant to Section 2.4(b), Buyer shall not be entitled to seek indemnification under this Section 8.1 in respect of any matter related to such Assumed Contract.

Section 8.2. Buyer’s Indemnity.

(a) Buyer hereby indemnifies and holds Parent, Seller and their respective officers, directors and Affiliates (collectively, "Seller Indemnified Parties") harmless from and against any and all Losses that Seller Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of (A) any of the representations or warranties made by Buyer in Sections 4.1, 4.2 and 4.6 and (B) any of the other representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement; (iii) the Transferred Assets, the Assumed Liabilities or the operation of the Business after the Closing; (iv) Buyer’s use of Seller’s existing signs and pre-printed materials, including those that display or include the names "Elan", "Elan Diagnostics" or any variations thereof, as permitted by Section 8.9(b); and (v) the use by Buyer of any of the financial statements contemplated by Section 8.8(a) or 8.8(b) (except to the extent any such Losses result from fraud on the part of the Seller Indemnified Parties or any breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Parent or Seller in this Agreement or any other agreement or instrument delivered by Parent or Seller pursuant hereto); provided, however, that Seller Indemnified Parties shall have no right to be indemnified and held harmless under Section 8.2(a)(i) unless such right is asserted (whether or not such Losses have actually been incurred) on or before 18 months after the Closing Date except with respect to Sections 4.1, 4.2 and 4.6 and for which there is no time limitation for asserting such right. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no liability under this Section 8.2 or any other provision of this Agreement for (i) any Losses to the extent that such Losses arise out of or result from actions or omissions of Seller Indemnified Parties after the Closing and (ii) any special, punitive or exemplary damages (except to the extent that a Seller Indemnified Party is required to pay such damages to a third party). Parent and Seller shall take all commercially reasonable steps to mitigate any indemnifiable Losses upon and after becoming aware of any circumstance or event which could reasonably be expected to give rise to any indemnifiable Losses.

(b) In the event a third-party claim against Seller Indemnified Parties arises that is covered by the indemnity provisions of Section 8.2(a), notice shall be given promptly by Seller Indemnified Parties to Buyer. Provided that Buyer admits in writing to Seller Indemnified Parties that such claim is covered by the indemnity provisions of Section 8.2(a), Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller Indemnified Parties agree to assume the cost of settlement and to forgo such indemnity) and to select counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Seller Indemnified Parties unless Seller Indemnified Parties consent in writing to such settlement and Buyer agrees to indemnify Seller Indemnified Parties therefor. Seller Indemnified Parties may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of Seller Indemnified Parties. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

(c) Buyer shall not be required to indemnify Seller Indemnified Parties under Section 8.2(a)(i) or (ii) unless and until the aggregate amount of indemnifiable Losses suffered or incurred by Seller Indemnified Parties thereunder exceeds USD $300,000 (exclusive of any additional amounts pursuant to the last sentence of Section 8.2(d)), in which event Buyer shall be required to indemnify Seller Indemnified Parties for the full amount of their indemnifiable Losses (i.e., including the first USD $300,000); provided, however, that in no event shall Buyer be liable to Seller Indemnified Parties thereunder in respect of aggregate Losses (including any additional amounts pursuant to the last sentence of Section 8.2(d)) in an amount in excess of the Purchase Price (as adjusted pursuant to Section 2.3); provided, further, however, that in no event shall Buyer be liable to Seller Indemnified Parties under Sections 8.2(a)(i)(B) and (ii) in respect of aggregate Losses (including any additional amounts pursuant to the last sentence of Section 8.2(d)) of more than USD $5,000,000.

(d) The amount of any Losses for which indemnification is provided under this Section 8.2 shall be net of (i) any amounts actually recovered by Seller Indemnified Parties under insurance policies with respect to such Losses (and Seller Indemnified Parties will be required to submit a claim under such insurance policies with respect to such Losses to the extent such Losses may reasonably be covered by such policies) and (ii) any Tax benefit actually realized as a result of such Losses. In addition, the amount of such Losses shall be increased by the amount of any Tax incurred by the Buyer Indemnified Parties as a result of the accrual or receipt of the indemnification payment(s) (including any amount payable pursuant to this sentence.)

(e) The indemnification rights provided under this Section 8.2 shall be the sole and exclusive remedy of the Seller Indemnified Parties for breach of any representation, warranty, covenant or agreement of Buyer set forth in this Agreement.

Section 8.3. [Intentionally Omitted]

Section 8.4. Additional Instruments.

At any time and from time to time after the Closing, at any party’s request and without further consideration, Parent, Seller or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Seller or Buyer may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated herein.

Section 8.5. Employment Matters.

(a) Effective as of the Closing Date, all employees of Seller ("Seller Employees") shall cease employment with Seller.

(b) As of the Closing Date, Buyer shall offer to employ each Seller Employee listed on Schedule 8.5(b) attached hereto. Schedule 8.5(b) shall be amended to add any new Seller Employee hired after the date of this Agreement in accordance with Section 5.2(vii). Seller shall promptly notify Buyer if the employment with Seller of any Seller Employee terminates after the date of this Agreement and before the Closing Date.

(c) Between the date of this Agreement and the Closing Date, Buyer will be permitted to interview the 23 Seller Employees listed on Schedule 8.5(c) attached hereto. Each such interview shall be conducted in accordance with the guidelines and procedures listed on Schedule 8.5(c) attached hereto. As of the Closing Date, Buyer shall offer employment to at least 12 of the Seller Employee listed on Schedule 8.5(c) attached hereto based upon such interviews. Buyer shall not be obligated, in respect of any Seller Employee listed on Schedule 8.5(c) not offered employment as of the Closing Date by Buyer, for any and all liabilities that Seller, Parent or any of their respective Affiliates may be required to pay or otherwise incur under the Elan U.S. Severance Plan in respect of such Seller Employee. Buyer agrees to indemnify and hold harmless Seller, Parent and their respective Affiliates from and against any and all Losses to which Seller, Parent or their respective Affiliates may become subject or which Seller, Parent or their respective Affiliates may suffer or incur to the extent that such Losses arise out of, result from or relate to Buyer’s failure or alleged failure to follow the guidelines and procedures listed on Schedule 8.5(c) attached hereto while conducting interviews of Seller Employees.

(d) Each offer of employment made pursuant to Section 8.5(b) or 8.5(c) shall be for a position with responsibilities substantially similar in scope to those associated with such Seller Employee’s position with Seller immediately prior to the Closing Date, at the same location where such Seller Employee was located with Seller immediately prior to the Closing and at a total target compensation (as such term is used in the Elan U.S. Severance Plan) not less than the total target compensation applicable to such Seller Employee immediately prior to the Closing Date. Before Buyer makes the offers of employment contemplated by Sections 8.5(b) and 8.5(c), the Plan Administrator under the Elan U.S. Severance Plan shall review each such offer of employment and submit to Buyer a determination as to whether such offer is for a Comparable Position for purposes of the Elan U.S. Severance Plan. Such Seller Employees shall be offered benefits, holidays, vacation days and the like under Buyer’s employee benefit plans listed on Schedule 8.5(d) attached hereto substantially equivalent or superior to those in effect for such Seller Employee as of the date of this Agreement. Each such Seller Employee who accepts employment with Buyer is herein referred to as a "Transferred Employee".

(e) Seller shall continue to be responsible in accordance with its applicable long-term disability plans for all long-term disability income benefits, and other applicable benefits, payable to inactive and former employees of Seller who, as of the Closing Date, are on a long-term disability leave. Seller Employees listed on Schedule 8.5(b) or Schedule 8.5(c) who are not actively employed on the Closing Date due to a short-term disability or other illness or injury and who thereafter are able to return to active employment within a six-month period after the Closing Date shall be offered employment pursuant to Section 8.5(d) above.

(f) Effective as of the Closing Date, all Seller Employees shall cease active participation in all Employee Benefit Plans of Seller.

(g) Effective as of the Closing Date, Transferred Employees who are participants in the Elan 401(k) Plan shall cease to be eligible for any future contributions to the Elan 401(k) Plan (other than accrued but unpaid employer contributions, if any, as of the Closing Date). Transferred Employees who receive an eligible rollover distribution (within the meaning of Section 402(f)(2) of the Code, including a direct rollover distribution with the meaning of Section 401(a)(31) of the Code) from the Elan 401(k) Plan or the Biochem 401(k) Plan shall, subject to the provisions of Section 402 of the Code, be permitted to make a rollover contribution to a defined contribution plan of Buyer ("Buyer’s 401(k) Plan"). To the extent that a direct rollover distribution, within the meaning of Section 401(a)(31) of the Code, is made, such rollover contribution may not include promissory notes for loans made to Transferred Employees under the terms of the Elan 401(k) Plan or the Biochem 401(k) Plan, as the case may be.

(h) For purposes of eligibility and vesting (but not benefit accruals), Buyer shall, with respect to each benefit plan, policy, program or arrangement maintained by Buyer after the Closing Date, credit each Transferred Employee with all service credited to the employee under Seller’s corresponding plan, policy, program or arrangement applicable to such employee as of the Closing Date; provided, however, that there will be no duplication by Buyer of any benefits provided by Seller or Buyer.

(i) Seller and the applicable Seller Welfare Plans shall be responsible for satisfying the requirements of Section 4980B of the Code and Section 601 et seq. of ERISA ("COBRA") for all "qualifying events" occurring prior to, on, or after the Closing Date for Seller Employees other than Transferred Employees and their qualified beneficiaries. Buyer and applicable Buyer’s Welfare Plans shall be responsible for satisfying such COBRA obligations with respect to Transferred Employees and their qualified beneficiaries, whether a qualifying event has occurred prior to, on, or after the Closing Date. Transferred Employees shall be eligible to enroll in a health plan determined by Buyer as of the Closing Date without (i) any waiting periods, (ii) any evidence of insurability, (iii) application of any pre-existing physical or mental condition restrictions, or (iv) losing their respective deductible balances, except to the extent that such waiting periods, evidence of insurability, pre-existing mental or physical condition restrictions would apply under Seller’s Welfare Plans and be permitted by law. Seller shall retain responsibility for all payment of benefits under its medical benefit plan to Transferred Employees and their dependents for claims incurred prior to the Closing Date (or, in the case of a Transferred Employee described in the second sentence of Section 8.5(e), the first date that the Transferred Employee is actively at work for Buyer on or after the Closing Date). Buyer shall be responsible for claims for medical benefits incurred by Transferred Employees and their dependents on or after the Closing Date (or, in the case of a Transferred Employee described in the second sentence of Section 8.5(e), the first date that the Transferred Employee is actively at work for Buyer) under Buyer’s medical benefit plan applicable to the Transferred Employees. For purposes of the preceding sentences, a claim shall be deemed to have been incurred on the date on which medical or other treatment or service was rendered and not the date of inception of the related illness or injury or the date of submission of a claim related thereto. Buyer’s medical benefit plan shall provide that any medical expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year including the Closing Date shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions of Buyer’s medical benefit plan.

(j) Buyer shall be obligated, in respect of any Transferred Employee terminated by Buyer (i) for any reason on or after the Closing Date, to pay all liabilities, including any liability triggered under any severance plans, programs and agreements of Buyer relating to Transferred Employees under statute or common law ("Buyer Severance"), any liability relating to the violation of any anti-discrimination law, and any employment compensation or government-mandated benefits relating to the termination of any Transferred Employees on or after the Closing Date, including under the Workers Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), or (ii) without cause between and including the Closing Date and six months following the Closing Date, to pay all liabilities that Seller would have been required to pay under the Elan U.S. Severance Plan (as in effect as of the date hereof) had Seller retained such Transferred Employee on or after the Closing Date and terminated such Transferred Employee on the date terminated by Buyer and assuming no change in such Transferred Employee’s classification Level under the Elan U.S. Severance Plan from (A) the date of this Agreement, in the case where such Transferred Employee’s classification Level under the Elan U.S. Severance Plan increased during the period between the date hereof and the Closing Date, and (B) the Closing Date, in all other cases. Nothing in this Section shall be construed as limiting Buyer’s right to terminate any Transferred Employee at any time, with or without cause. Seller shall have no liability or obligation with respect to Buyer Severance for Transferred Employees.

Buyer shall be responsible for all liabilities, obligations and costs, under the WARN Act, or any state plant closing or notification law, arising out of, or relating to, any actions taken by Buyer on or after the Closing Date or arising out of the fact that Buyer does not offer employment to certain Seller Employees.

(k) Effective as of the Closing Date, Buyer shall cover Transferred Employees in Buyer’s flexible spending plan (including health reimbursement and dependent care), and account balances for such Transferred Employees shall be transferred from Seller’s flexible spending plan to Buyer’s flexible spending plan, to the extent permitted by law and the terms and conditions of both plans.

(l) With respect to each Transferred Employee, Seller shall provide such information as reasonably requested by Buyer relating to employment-related Taxes payable by Buyer or subject to withholding by Buyer.

Section 8.6. Allocation of Purchase Price.

The Purchase Price and the amount of the Assumed Liabilities (to the extent they constitute part of the amount realized by Seller or Parent for federal income tax purposes) shall be allocated among the Purchased Assets and the covenants of Parent and Seller contained in Sections 9.1 through 9.3 (the "Restrictive Covenants") in accordance with this Section 8.6. Buyer initially shall determine the allocation and notify Seller in writing of such initial allocation ("Buyer’s Allocation Notice") within 90 days after the Closing Date. Seller and Parent shall be deemed to have accepted the allocation set forth in Buyer’s Allocation Notice unless, within 30 days after the date of delivery of Buyer’s Allocation Notice, Seller notifies Buyer in writing of (i) each amount set forth in Buyer’s Allocation Notice with which Seller or Parent disagrees and (ii) for each such amount, the amount that Seller or Parent proposes as the appropriate amount. If Seller timely provides such notification to Buyer, the parties shall apply the principles of Section 2.3 to resolve any disputed amounts. The allocation made pursuant to this Section 8.6 is intended to comply with the allocation method required by Section 1060 of the Code, and the parties shall cooperate to comply with all procedural requirements of Section 1060 and the regulations thereunder. Buyer and Seller agree that they will not take, nor will they permit any affiliated Person to take, for income tax purposes, any position inconsistent with the allocation made pursuant to this Section 8.6; provided, however, that (i) Buyer’s cost for the Purchased Assets and the Restrictive Covenants may differ from the total amount allocated hereunder to reflect the inclusion in Buyer’s total cost of capitalized transaction costs not included in the total amount so allocated, and (ii) Seller’s and Parent’s amount realized may differ from the total amount allocated hereunder to reflect transaction costs that reduce the amount realized.

Section 8.7. Access to Books and Records and Other Information.

(a) In order to facilitate the resolution of any claims made by or against or incurred by Parent, Seller or any of their respective Affiliates or officers or directors in any legal proceeding or governmental investigation commenced by or against Parent, Seller or any of their respective Affiliates or officers or directors prior to the Closing or commenced after the Closing but based on events occurring prior to the Closing, upon reasonable notice, Buyer shall (i) afford the officers, employees and authorized agents and representatives of Parent, Seller or any of their respective Affiliates reasonable access (including the right to make copies at their own expense), during normal business hours, to the offices and properties of Buyer and the Purchased Books and Records, (ii) furnish to the officers, employees and authorized agents and representatives of Parent, Seller or any of their respective Affiliates such additional financial and other information regarding the Business relating to the period prior to the Closing as the Parent, Seller or any of their respective Affiliates may from time to time reasonably request, and (iii) make available to the officers, employees and authorized agents and representatives of Parent, Seller or any of their respective Affiliates the employees of Buyer whose assistance, testimony or presence is necessary to assist the Parent, Seller or any of their respective Affiliates in evaluating any such claims and/or in prosecuting or defending against such claims, including the presence of such persons as witnesses in hearings or trials for such purposes, and (iv) to the extent that Parent, Seller or any of their respective Affiliates is legally required to produce original documents included among the Purchased Assets for inspection in any legal proceeding or governmental investigation, cooperate with Parent, Seller or any of their respective Affiliates in making such original documents available for inspection by parties to such proceeding or investigation; provided, however, that the foregoing shall not unreasonably interfere with the business or operations of the Buyer or any of its Affiliates or subsidiaries.

(b) For a period of six (6) years following the Closing Date, Parent and Seller will authorize and permit Buyer and its representatives, at their sole cost and expense, to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Parent’s and Seller’s business, to all Books and Records relating to the period prior to the Closing that are not included among the Purchased Assets.

(c) Buyer agrees to maintain all of the Purchased Books and Records for a period of six (6) years after the Closing Date. During the two (2) year period after such six (6) year period, before Buyer shall dispose of any Purchased Books and Records, it shall provide to Parent and Seller at least 90 calendar days’ prior written notice to such effect and Parent and Seller shall be given an opportunity, at their sole cost and expense, to remove and retain all or any part of such Books and Records as Parent and/or Seller may select.

(d) Parent, Seller and Buyer will make available to each other and their respective counsel and accountants all information and documents reasonably available to them which relate to any claim that may be subject to indemnification hereunder and to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such claim.

(e) Parent and Seller agree that they or their respective Affiliates will hold any Books and Records not delivered to Buyer on the Closing Date for a period of six (6) years following the Closing Date. During the two (2) year period after such six (6) year period, before Parent and Seller shall dispose of any Books and Records, it shall provide to Buyer at least 90 calendar days prior written notice to such effect. Upon reasonable notice, Parent and Seller will afford the officers, employees and authorized agents and representatives of Buyer reasonable access, during normal business hours, to such Books and Records. Parent and Seller further agree that they will deliver copies of any such Books and Records to Buyer as soon as reasonably practicable following a specific request by Buyer for specific documents among the Books and Records held by Parent, Seller or any of their respective Affiliates.

Section 8.8. Audited Financial Statements; Cooperation.

(a) Each of Parent and Seller shall use commercially reasonable efforts to assist and cooperate with Buyer in Buyer’s preparation within 60 days after the Closing Date of audited and unaudited financial statements of the Business for such periods and containing such information sufficient to permit Buyer to comply with the requirements of Regulations S-K and S-X promulgated by the U.S. Securities and Exchange Commission, (the "SEC") and Parent and/or Seller shall, in connection therewith, engage KMPG LLP to conduct the audits with respect to the audited financial statements to be included in such financial statements. In no event shall Parent or Seller be liable to Buyer for any failure of such financial statements to comply with the requirements of Regulations S-K and S-X promulgated by the SEC or to be prepared within 60 days after the Closing Date, except to the extent that any such failure directly results from the breach by Parent or Seller of its obligations under this Section 8.8(a). Buyer shall promptly reimburse Parent and Seller upon request for the fees and expenses of KPMG LLP in connection with such audits.

(b) With respect to any registration statement or other filings with the SEC that Buyer shall determine to make in the future, Parent shall use commercially reasonable efforts to timely furnish, or cause to be timely furnished to Affiliates of Buyer, its accountants and auditors, upon reasonable request of Buyer, the following: (i) consents of Parent’s and Seller’s independent public accountants with respect to audited financial statements as required by SEC Regulation S-X; (ii) such information, assistance and cooperation (including information, assistance and cooperation from Parent’s independent auditors) as is reasonably necessary for Buyer and Affiliates of Buyer to (A) prepare such registration statement or other SEC filing, (B) address and resolve any SEC comments related to Seller’s financial statements (including any required modification of such financial statements or footnotes thereto) and (C) prepare any disclosure required by Item 303 of SEC Regulations S-K and S-X ("MD&A Disclosure") in connection with a filing with the SEC and address and resolve any SEC comments related to such MD&A Disclosure (including any required modification to such MD&A Disclosure); (iii) such information, assistance and cooperation reasonably necessary for Buyer to prepare any unaudited pro forma balance sheets or income statements required to be included in any such registration statement or other SEC filing; and (iv) such information, assistance and cooperation reasonably necessary for Buyer to accumulate five years of historical unaudited financial information of Seller for inclusion in any such registration statement or other filing with the SEC.

(c) Without prejudice to the provisions set forth in Sections 5.4, 8.1, 8.2 or 8.7, Buyer shall, and shall cause its subsidiaries and its and their respective directors, officers and employees to, assist and cooperate with Seller in connection with its payment, performance and discharge of, or in any litigation, arbitration, proceeding, governmental investigation, citation, claim or action of any kind with respect to, the Retained Liabilities. Such cooperation and assistance shall consist of permitting Seller and its representatives, at their sole cost and expense, to have access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to all books, records, files, documents and other correspondence that may be relevant, and making available officers and employees who may have relevant knowledge.

(d) Buyer shall, and shall cause its subsidiaries and its and their respective directors, officers and employees to, assist and cooperate with Parent and Seller in connection with preparation by Parent, Seller or any of their respective Affiliates of any audited and unaudited financial statements for fiscal year 2003 or any period therein, including providing information reasonably necessary to prepare any such financial statements required to be included in any SEC filing. Such cooperation and assistance shall consist of permitting Parent, Seller or any of their respective Affiliates or any of their respective representatives, at their sole cost and expense, to have access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to all books, records, files, documents and other correspondence that may be relevant, and making available officers and employees who may have relevant knowledge

(e) Seller shall use commercially reasonable efforts to assist and cooperate with Buyer and Buyer’s Accountant in connection with the preparation of the Final Balance Sheet, which shall serve as a closing balance sheet for Seller and an opening balance sheet for Buyer with respect to the Business. Buyer and Seller shall provide such personnel and resources as are reasonably necessary to conduct a physical inventory of the Business as of the Closing Date, which inventory shall be audited by Buyer’s Accountant on the Closing Date.

Section 8.9. Use of Name "Elan".

(a) Buyer acknowledges and agrees that, as between Buyer and Seller, Seller has the absolute and exclusive proprietary right to the names "Elan", "Elan Diagnostics" and any variations thereof and all symbols and logos incorporating such names. Subject to the provisions of Section 8.9(b) below, Buyer covenants and agrees that it shall not: (i) use the name "Elan", "Elan Diagnostics" and any variations thereof or any other rights associated with the use of the such names ("Corporate Names") or (ii) use any printed materials, signs or graphics that display or imply an affiliation or connection of Buyer or any of its Affiliates with Parent, Seller or any of their Affiliates.

(b) During the 120-day period commencing upon the Closing Date (the "License Period"), Buyer shall have the right to use Seller’s existing signs and pre-printed materials such as packaging materials, invoices, acknowledgments, purchase orders and catalogs; provided, however, that, during the License Period, (i) Buyer shall use such signs and pre-printed materials only to the extent there is no commercially reasonable alternative and (ii) Buyer shall take all commercially reasonable steps to obviate the need to use such signs and pre-printed materials as soon as practicable after the Closing Date. In any event, upon the expiration of the License Period, Buyer shall cease using any and all signs and preprinted materials that display or include the Corporate Names.

(c) Buyer expressly acknowledges that Seller, Parent and their Affiliates retain all right, title and interest in and to the Corporate Names and agrees that it will not attack, dispute or contest the validity of or ownership of the Corporate Names, or any registrations issued or issuing with respect thereto. Buyer further agrees that all use of the Corporate Names by Buyer or its Affiliates shall be for the benefit of Seller, Parent and their Affiliates and the goodwill accrued in connection with its use of the Corporate Names shall accrue to Seller, Parent or their Affiliates as appropriate. In the event Buyer acquires any rights relating to the Corporate Names by virtue of the transactions contemplated by this Agreement, Buyer agrees to assign, at no cost, all such rights, together with any related goodwill, to Seller, Parent or their Affiliates as appropriate. Buyer shall use its commercially reasonably efforts not to do any act which would endanger, destroy or similarly affect the value of the goodwill pertaining to the Corporate Names and further agrees that it will maintain the same quality of the products and services provided by Seller in the operation of the Business as of the Closing for any products sold under the Corporate Names. Buyer will at any time execute any documents reasonably required by Seller, Parent or their Affiliates to confirm their ownership of all such rights. Buyer shall not use, or allow any of its Affiliates to use, any other trademark or trade name which is similar to or substantially similar to or so nearly resembles the Corporate Names as to be likely to cause deception or confusion.

Section 8.10. GE Agreement.

Buyer shall negotiate in good faith with GE and use its best efforts to satisfy the conditions contained in Sections 6.9(ii) and 7.6(ii) of this Agreement within 45 days after the date of this Agreement.

ARTICLE IX

RESTRICTIVE COVENANTS

Section 9.1. Non-Solicitation of Employees.

Neither Parent nor Seller shall, for a period of two years after the Closing Date, for itself or on behalf of any other individual or entity, solicit directly for employment any employee who is a then current employee of Buyer or any of its Affiliates, or induce or attempt to induce any such employee to leave his or her employment with Buyer or any of its Affiliates; provided, however, that if a current employee of Buyer or any of its Affiliates makes an unsolicited inquiry to Parent or Seller regarding employment, any offer of employment made to such employee by Parent or Seller shall not be deemed to violate this covenant.

Section 9.2. Acknowledgments.

Parent and Seller acknowledge that, in view of the nature of Buyer’s business, the business objectives of Buyer in acquiring the Purchased Assets and the consideration to be paid to Seller for the Purchased Assets, any violation of the restrictive covenants contained in this Article XI could result in irreparable injury to Buyer and its Affiliates for which damages may not be an adequate remedy. Parent and Seller therefore acknowledge that, if any restrictions or covenants set forth in the Article IX are violated, Buyer shall be entitled to seek preliminary and injunctive relief against the violating party as well to seek an equitable accounting of earnings, profits and other benefits arising from such violation.

Section 9.3. Confidentiality.

(a) For a period of five years after the date of this Agreement, neither Parent nor Seller shall use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or any other information concerning Parent, Seller or any of their respective Affiliates relating to the Business that is competitively sensitive, proprietary or confidential, except on behalf of Buyer or any of its Affiliates; provided, however, that the confidentiality covenants contained in this Section 9.3(a) shall not apply to the following: (i) information that is already in the public domain or generally available to Persons in the same or similar industries as Parent, Seller, Buyer or any of their Affiliates; (ii) information that becomes part of the public domain or generally available to companies in the same or similar industries as Parent, Seller, Buyer or any of their Affiliates by publication or otherwise other than through any action on the part of Parent or Seller; (iii) information that Parent, Seller or their Affiliates received from a third party who, to the Knowledge of Seller, was not legally or contractually prohibited from disclosing such information; (iv) information that Parent, Seller or their Affiliates in good faith believe to be necessary for purposes of prosecuting or defending litigation or a governmental investigation or inquiry arising out of events prior to the Closing Date (provided, however, that Parent, Seller, or their Affiliates will use their best efforts to obtain an order protecting the confidentiality of such information); or (v) information that Parent, Seller or any of their respective Affiliates is legally required to disclose, but only as to the disclosure that is so required. Notwithstanding the foregoing, Buyer acknowledges and agrees that (x) it has been informed that information regarding Seller and the Business has been and may be requested by the SEC in connection with a governmental investigation and by private litigants in connection with certain legal actions and proceedings, (y) the confidentiality covenants contained in this Section 9.3(a) shall not apply to the disclosure of any such information that Parent, Seller or any of their respective Affiliates is legally required to disclose in connection with such governmental investigation and legal actions and proceedings, but only as to the disclosure that is so required and (z) the disclosure of any information governed by the confidentiality covenants contained in this Section 9.3(a) may be made by Parent, Seller or any of their respective Affiliates without liability hereunder to any of their respective Affiliates who agree to be bound by the confidentiality covenants contained in this Section 9.3(a) and to any employee, agent, attorney, accountant, consultant or representative who is assisting Parent, Seller or any of their respective Affiliates in prosecuting or defending against any of such governmental investigation or legal action or proceeding.

(b) For a period of five years after the date of this Agreement, Buyer shall not use or divulge any information concerning Parent, Seller or any of their respective Affiliates not related to the Business that is competitively sensitive, proprietary or confidential, except on behalf of Parent, Seller or any of their respective Affiliates; provided, however, that the confidentiality covenants contained in this Section 9.3(b) shall not apply to the following: (i) information that is already in the public domain or generally available to Persons in the same or similar industries as Parent, Seller, Buyer or any of their Affiliates; (ii) information that becomes part of the public domain or generally available to companies in the same or similar industries as Parent, Seller, Buyer or any of their Affiliates by publication or otherwise other than through any action on the part of Buyer; (iii) information that Buyer or its Affiliates received from a third party who, to the knowledge of Buyer, was not legally or contractually prohibited from disclosing such information; or (iv) information that Buyer is legally required to disclose, but only as to the disclosure that is so required.

ARTICLE X

TERMINATION

Section 10.1. Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned only as follows: (i) at any time prior to the Closing by mutual written agreement of Seller and Buyer; (ii) by Parent, Seller or Buyer, if the Closing Date shall not have occurred on or before April 8, 2003; (iii) by Parent or Seller, if the condition set forth in Section 7.6 shall not have been satisfied within 45 days after the date of this Agreement; (iv) by Buyer, if the condition set forth in Section 6.9 shall not have been satisfied within 45 days after the date of this Agreement; (v) by Buyer, if there has been a material violation or breach by Seller or Parent of any agreement, covenant, representation or warranty of Seller or Parent set forth in this Agreement that has rendered the satisfaction of any condition set forth in Article VI impossible and such violation or breach has not been waived by Buyer; or (vi) by Parent or Seller, if there has been a material violation or breach by Buyer of any agreement, covenant, representation or warranty of Buyer set forth in this Agreement that has rendered the satisfaction of any condition set forth in Article VII impossible and such violation or breach has not been waived by Parent and Seller; provided that (a) the right to terminate this Agreement under clause (ii) of this Section 10.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the direct cause of or has directly resulted in the failure of the Closing Date to occur on or before April 8, 2003 and (b) Buyer shall not have the right to terminate this Agreement under clause (iv) of this Section 10.1 if Buyer has failed to fulfill, in any respect, any of its obligations under Section 8.10 or if the failure of the condition set forth in Section 6.9 is in any way attributable to an act or omission by Buyer intended to cause the failure of such condition.

Section 10.2. Rights on Termination; Waiver.

If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except that the obligations of the parties under or pursuant to Sections 5.6 and 9.3 shall survive any such termination of this Agreement. Nothing contained in this Section 10.2 shall relieve any party from liability for any willful or intentional breach of this Agreement. If this Agreement is terminated other than pursuant to Section 10.1, the parties hereto shall retain all of their respective rights under applicable Law resulting from such termination.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Entire Agreement; Amendment.

This Agreement and the documents referred to herein and delivered or to be delivered pursuant hereto or in connection herewith constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 11.2. Expenses, Transfer Taxes and Fees.

Except as otherwise provided in this Agreement, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby; provided, however, that Seller and Buyer shall share equally all transfer, sales, recording and similar Taxes arising in connection with the transactions contemplated hereunder, whether such Taxes are imposed on Parent, Seller or Buyer. The parties shall cooperate to comply with all Tax Return requirements for such Taxes and shall provide such documentation and take such other actions as may be necessary to minimize the amount of any such Taxes.

Section 11.3. Consent to Arbitration.

(a) In the event of any dispute, claim, counterclaim, question or disagreement arising from or relating to this Agreement or the breach thereof (each, a "Claim"), the parties hereto shall use their commercially reasonable efforts to settle any Claim. To this effect, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to all parties. If the parties do not reach such solution within 30 days of receiving notice of the Claim from the other party, then, upon notice of an intention to arbitrate by any party to the other parties, all Claims shall be finally settled by an independent arbitrator mutually agreed upon by the parties. The arbitrator shall be a practicing attorney or a retired judge and shall be selected within 10 days of the delivery of the notice of an intention to arbitrate. In the event that the parties are unable to agree upon an arbitrator within such 10-day period, the arbitrator shall be appointed by JAMS New York within five days of the expiration of such 10-day period. The arbitrator shall settle all Claims as set forth in this Section 11.3 and, to the extent that such rules and procedures are not inconsistent with this Section 11.3, in accordance with the American Arbitration Association’s Commercial Arbitration Rules. In the event of a conflict between the American Arbitration Association’s Commercial Arbitration Rules and this Section 11.3, this Section 11.3 shall govern. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction, and each of the parties agrees to waive any and all defenses they may have with respect to such judgment once a final decision of the arbitrator has been rendered.

(b) Consistent with the expedited nature of arbitration, each party will provide the other parties with copies of documents relevant to the issues raised by any Claim within 30 days of the appointment of the arbitrator. The parties will confer with each other within five days of the appointment of the arbitrator in order to develop an appropriate scope of relevant documents. There shall be no depositions or other discovery permitted. Any dispute regarding the production of documents shall be determined by the arbitrator, which determination shall be conclusive. If the arbitrator determines that a party has failed to comply with its obligation to produce documents, then the arbitrator may impose an appropriate sanction in his or her sole discretion.

(c) Within 60 days of the appointment of the arbitrator, each party shall submit to the arbitrator and exchange with each other their position with respect to liability as to each of the matters in dispute and in the event that liability is found, the relevant dollar amount for damages associated with such liability. Each party shall submit a written memorandum and any evidence supporting such party’s position at that time. Within 10 days thereafter, each party may file a response to any other party’s memorandum and supporting evidence. The arbitrator shall have the discretion to request the parties to present oral argument. At the request of either party, an independent outside Person with suitable expertise in the particular subject matter of the issue being arbitrated shall be chosen by the arbitrator to serve as a consultant to the arbitrator on such subject matter. The arbitrator’s selection of a consultant shall be subject to the mutual approval of the parties, which approval shall not be unreasonably withheld. After deciding any disputes as to liability, the arbitrator shall be limited to awarding to the prevailing party only one or the other of the two dollar amounts submitted for damages, plus all of such party’s costs and fees, including all reasonable pre-award expenses of the arbitration, arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, witness fees, and attorneys’ fees. Any such award, however, will be subject to the provisions of Sections 8.1 and 8.2, if and as applicable, including the limits on aggregate indemnification provided for in Sections 8.1(c) and 8.2(c).

(d) The arbitrator’s award shall be made within 90 days of the appointment of the arbitrator, and the arbitrator shall agree to comply with this schedule before accepting appointment. Time is of the essence, and the time limits set forth in this Section 11.3 may be extended only by written agreement of the parties.

(e) The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act, 9 U.S.C. par 1 et seq., shall govern the interpretation, enforcement and proceedings pursuant to the arbitration clauses in this Section 11.3.

(f) Except as may be required by law or as necessary to enforce any award, no party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties.

Section 11.4. Governing Law.

This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof.

Section 11.5. Successors; Assignment.

This Agreement shall be binding upon each of the parties hereto and their respective successors (by merger, asset sale or otherwise) and permitted assigns. This Agreement and each party’s respective rights and obligations hereunder may not be assigned without the prior written consent of each other party; provided, however, that (i) Buyer may assign this Agreement and its rights hereunder to a U.S. subsidiary, other U.S. Affiliate of Buyer, Group Practice Services Incorporated, a Delaware corporation ("GPSI"), or any U.S. wholly owned subsidiary of GPSI (provided that no such assignment shall relieve Buyer of its obligations hereunder) and (ii) from and after the fifth anniversary of the Closing Date, each of Parent and Seller may assign this Agreement and their respective rights hereunder without the prior written consent of any other party. In connection with any such assignment by Buyer, the assignee shall execute a written instrument agreeing to be bound by the terms and conditions of this Agreement as a party hereto.

Section 11.6. Notices.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when (i) delivered personally or by messenger or by overnight delivery service by a recognized commercial carrier to an officer of the other party, (ii) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (iii) when received via facsimile and confirmed by telephone, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 11.6:

If to Buyer: Novitron International, Inc.
One Gateway Center
Newton, Massachusetts 02458
Attention: Israel M. Stein, M.D.
Telephone: (617) 527-9933
Telecopy: (617) 527-8230

With a copy to: Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention: John Owen Gwathmey, Esq.
Telephone: (804) 788-8700
Telecopy: (804) 344-7999

If to Parent or Seller: c/o Elan Pharmaceuticals, Inc.
800 Gateway Boulevard
South San Francisco, CA 94080
Attention: Vice President, Legal Affairs
Telephone: (650) 877-0900
Telecopy: (650) 553-7165

With a copy to: Cahill Gordon & Reindel
80 Pine Street
New York, NY 10005
Attention: William M. Hartnett, Esq.
Telephone: (212) 701-3000
Telecopy: (212) 269-5420

Section 11.7. Counterparts; Headings.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

Section 11.8. Interpretation.

Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters.

Section 11.9. Severability.

If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

Section 11.10. No Reliance.

No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer, Seller and Parent assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer, Seller or Parent contained in this Agreement.

Section 11.11. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.12. Representations and Warranties of Parent.

Parent hereby represents and warrants to Buyer that:

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has the full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties now are owned, operated or held. Parent owns all of the issued and outstanding capital stock of Seller, free and clear of any Liens.

(b) This Agreement is, and the other documents and instruments required hereby to which Parent is a party will be, when executed and delivered by the parties thereto, the valid and binding obligation of Parent, enforceable against Parent in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of equitable remedies (whether in a proceeding in equity or at law). Parent has the right, power, authority and capacity to execute and deliver this Agreement and the other documents and instruments required hereby and to perform its respective obligations under this Agreement and the other documents and instruments required hereby.

(c) The execution, delivery and performance by Parent of this Agreement and all of the other documents and instruments required hereby to which Parent is a party do not and will not conflict with or violate (i) any Law, judgment, order or decree binding on Parent, (ii) the charter or bylaws of Parent or (iii) any Contract or other contract or agreement to which Parent is a party or by which Parent is bound. Except for the Required Consents, no consent of any other Person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) Attached hereto as Schedule 11.12 is an unaudited balance sheet of Parent as of September 27, 2002. Such balance sheet presents fairly, in all material respects, the financial condition of Parent as of September 27, 2002.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this Asset Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

PARENT: ELAN PHARMACEUTICALS, INC.

By:
Name:
Title:

SELLER: ELAN DIAGNOSTICS, INC.

By:
Name:
Title:

BUYER: NOVITRON INTERNATIONAL, INC.

By:
Name:
Title: